Exhibit (a)(1)(A)

GOOGLE INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS

This Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the “Exchange Offer”) and your withdrawal rights will expire at 6:00 a.m. Pacific Time on March 9, 2009, unless extended (the “Expiration Date”).

Google Inc., a Delaware corporation (“Google,” “we,” “us,” or “our”) is offering our employees (including eligible officers) the opportunity to exchange outstanding options to purchase shares of Google Class A common stock granted under our 2004 Stock Plan (the “2004 Plan”) prior to February 3, 2009, that have an exercise price per share greater than the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009 (“Eligible Options”).

•	Each Eligible Option that you select will be exchanged, on a one-for-one basis, for the grant of a new option to purchase shares of Google Class A common stock (“New Options”).

•

Each New Option will be issued under the 2004 Plan and will have an exercise price equal to the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009.

•	Each New Option will have a term that is equal to the remaining term of the Eligible Option.

•

Each New Option will also have a new vesting schedule determined on a grant-by-grant basis and will be based on the vesting schedule of the Eligible Options that the New Options replace. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date. Vesting is conditioned on your continued employment with us through each applicable vesting date.

We have issued stock options under the 2004 Plan as a means of promoting the long-term success of our business because we believe that sharing ownership with our employees aligns their interest with Google’s interests and the interests of our stockholders and encourages our employees to devote the best of their abilities and industry to Google. However, our Board of Directors has observed that many of our employees (including eligible officers) have outstanding stock options with exercise prices that are higher than the current market price per share of our Class A common stock. These stock options are commonly referred to as being “underwater.” As a result, these stock options have little value as either an incentive or retention tool.

This Exchange Offer is intended to address this situation by providing our employees with an opportunity to exchange Eligible Options for New Options granted under the 2004 Plan. By making this Exchange Offer, we intend to provide our employees with the opportunity to hold stock options that over time may have a greater potential to increase in value, thereby creating better incentives for employees to remain at Google and contribute to achieving our business objectives.

If you participate in this Exchange Offer, you will receive one New Option under the 2004 Plan for every Eligible Option you surrender for cancellation and exchange pursuant to this Exchange Offer. You may elect to participate in this Exchange Offer with respect to any of your Eligible Options, and you will not be required to exchange all of your Eligible Options. In addition, with respect to each Eligible Option, you may elect to participate in the Exchange Offer as to any portion of each Eligible Option to the extent you desire (i.e., partially exchanging an Eligible Option will be permitted). We intend to grant New Options to Eligible Optionholders (as defined below) on the same day we cancel the Eligible Options that are exchanged pursuant to this Exchange Offer (the “New Option Grant Date”), which we expect to be March 9, 2009.

This Exchange Offer is not conditioned on a minimum number of Eligible Options being submitted for exchange or a minimum number of Eligible Optionholders participating. If you choose not to participate in this Exchange Offer, you will continue to hold your Eligible Options on the same terms and conditions and pursuant to the stock option agreements under which they were originally granted.

Shares of Google Class A common stock are traded on The Nasdaq Global Select Market under the symbol “GOOG.” On January 29, 2009, the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market was $343.32 per share. The current market price of our Class A common stock, however, is not necessarily indicative of future stock prices, and we cannot predict what the closing sale price of our Class A common stock will be on March 6, 2009.

GLOSSARY OF TERMS USED IN EXCHANGE OFFER

Cancellation Date

The date when Eligible Options that are tendered to Google and accepted by us pursuant to this Exchange Offer will be canceled. We expect that the Cancellation Date will be the same date as the Expiration Date and the New Option Grant Date.

Eligible Optionholders

Every employee of Google or any of its Eligible Subsidiaries on the date this Exchange Offer starts (including every officer of Google, other than Eric Schmidt, Sergey Brin and Larry Page) who holds one or more Eligible Options and who continues to be an employee of Google or any of its Eligible Subsidiaries as of the Expiration Date. In addition, employees who reside in Israel or the Netherlands must agree in writing to the terms of the tax ruling described in Schedule T or Schedule Z, as applicable, in order to be eligible to participate in this Exchange Offer.

Eligible Options

Any outstanding stock option for the purchase of shares of Google Class A common stock granted under our 2004 Plan prior to February 3, 2009, whether vested or unvested, with an exercise price per share greater than the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009.

Eligible Subsidiaries

Every one of our subsidiary corporations which, as of the Cancellation Date, employs individuals who provide services to Google or such subsidiary corporation.

Exchange Offer

We refer to this document as the Exchange Offer.

Expiration Date

We expect that the Expiration Date of the Offering Period will be March 9, 2009 at 6:00 a.m. Pacific Time. We may extend the Expiration Date at our discretion. If we extend the offer, the term “Expiration Date” will refer to the time and date at which the extended offer expires.

March 6 Price

The last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on the last trading day before the Exchange Offer closes, which is currently expected to be March 6, 2009.

New Options

New stock options issued under the 2004 Plan that will replace the Eligible Options tendered pursuant to this Exchange Offer. Each grant of a New Option pursuant to this Exchange Offer will be exercisable for the same number of shares as the portion of the Eligible Option for which such New Option was exchanged. New Options will be subject to the terms of our 2004 Plan (and any country-specific subplan) and a new stock option agreement (including any country-specific appendix) between you and Google. For more details about the 2004 Plan, see “This Exchange Offer–The 2004 Plan.” If you reside outside the U.S., see also the non-US option agreement and any country-specific appendices that apply, which are attached as exhibits to the Schedule TO.

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In addition, each New Option will differ from Eligible Options in the following ways:

•	The exercise price per share for each New Option will be equal to the March 6 Price; and

•

Each New Option will be subject to a new vesting schedule that will be determined on a grant-by-grant basis and will be based on the vesting schedule of the Eligible Options that the New Options replace, subject to the Eligible Optionholder continuing to be an employee of Google or any of its Eligible Subsidiaries through each applicable vesting date. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date. This new vesting schedule is described in greater detail in Q&A A.10 below.

Unlike other stock options granted by Google, which generally expire after ten years from the date of grant, each New Option will instead expire on the same date your current Eligible Option was originally scheduled to expire. In effect, the date of expiration of the New Options does not change when compared to the date of expiration of the original Eligible Options.

New Option Grant Date

We expect the New Option Grant Date will be March 9, 2009. If the Expiration Date is extended, the Cancellation Date and the New Option Grant Date will be similarly extended.

Offering Period

The offering period for this Exchange Offer will start on February 3, 2009 and expire at 6:00 a.m. Pacific Time on the Expiration Date.

Schedule TO

Tender Offer Statement on Schedule TO filed by Google with the SEC.

Vesting Schedule

The New Options will be subject to a new vesting schedule which is described in greater detail in “This Exchange Offer—Source and Amount of Consideration; Terms of New Options.” The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date.

See “Risk Factors” for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you choose to participate in this Exchange Offer, you must submit your election through the Exchange Offer website at the website address go/optionexchange on or before 6:00 a.m. Pacific Time on March 9, 2009. If you choose to not participate in this Exchange Offer, you do not need to do anything, and your Eligible Options will continue to remain subject to their existing terms and conditions.

You should direct questions about this Exchange Offer or requests for assistance (including requests for additional copies any documents relating to this Exchange Offer) by email to                         @google.com or by visiting go/optionexchange.

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Although our Board of Directors has approved the Exchange Offer, consummation of the Exchange Offer is subject to, and conditioned on, the conditions described in the section entitled “This Exchange Offer–Conditions of This Exchange Offer.” Neither Google nor our Board of Directors makes any recommendation as to whether you should exchange, or refrain from exchanging, your Eligible Options in the Exchange Offer. You must make your own decision whether to exchange your Eligible Options. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation as it relates to this Exchange Offer.

THIS EXCHANGE OFFER DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR AS PROVIDED ON THE EXCHANGE OFFER WEBSITE. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

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Schedule LL: TURKEY	LL-1

Schedule MM: UNITED ARAB EMIRATES	MM-1

Schedule NN: UNITED KINGDOM	NN-1

Schedule OO: SELECTED SUMMARIZED FINANCIAL INFORMATION	OO-1

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SUMMARY TERM SHEET

Questions and Answers

Google Inc. is offering to exchange Eligible Options held by an Eligible Optionholder for New Options to be granted under the 2004 Plan. The following are answers to some questions you may have about this Exchange Offer. We encourage you to carefully read this section and the remainder of this document. Where appropriate, we have included references to the relevant sections of this document where you can find a more complete description of the topics in this summary.

A. GENERAL OPTION EXCHANGE QUESTIONS

Q1: Why are we allowing Googlers to exchange their options?

A: As part of recognizing the contributions of Googlers and aligning their interests with our future success, we grant Googlers stock options as part of their compensation. However, many of our employees have stock options that are “underwater,” which means that the stock options have an exercise price that is higher than the current market price of our Class A common stock.

By participating in this Exchange Offer, whereby Googlers can exchange Eligible Options for New Options, Googlers have the opportunity to hold options that have a lower exercise price and, therefore, greater value and appreciation potential. Google believes this will create better incentives for employees to remain at Google and contribute to achieving our business objectives.

Q2: What stock options are we offering to exchange in the Exchange Offer?

A: An Eligible Option is any outstanding stock option granted under our 2004 Plan prior to February 3, 2009, whether vested or unvested, with an exercise price greater than the March 6 Price. Please note that the dates referred to in these FAQs may change. We encourage you to read this document in its entirety. Outstanding stock options with exercise prices lower than the March 6 Price will not be eligible to participate in this Exchange Offer.

Q3: How will this Exchange Offer work?

A: At any time before the Exchange Offer closes, Eligible Optionholders may exchange, or tender, all or a portion of their existing options on a one-for-one basis for new options to be issued at a new exercise price equal to the March 6 Price.

If you choose to participate in the Exchange Offer, you must submit your election to participate through the Exchange Offer website at the Google internal website address go/optionexchange on or before 6:00 a.m. Pacific Time on March 9, 2009. To make this election, you will need to agree to all of the terms and conditions of the offer as set forth in the offer documents.

Your Eligible Options will not be considered exchanged until you have properly completed and acknowledged your participation through the Exchange Offer website. You must properly complete and acknowledge your participation in the Exchange Offer through the Exchange Offer website before the end of the Offering Period. We do not have any plans at this time to offer another option exchange program in the future, and we will strictly enforce the deadline by which you must decide whether to participate in this Exchange Offer. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically canceled if you exchange all your Eligible Options or, in the case where you decide to exchange only a portion of your Eligible Options, that portion will be automatically canceled.

Google will accept your acknowledgment of participation in, or withdrawal from, the Exchange Offer through the Exchange Offer website go/optionexchange or by email. If you are unable to access the Exchange Offer website, you may email a scanned or PDF copy of the election form or withdrawal form to                         @google.com, or send your forms by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway,

Mountain View, California, 94043. If you send your forms by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment. Google will not accept requests for participation in, or withdrawal from, the Exchange Offer delivered by any other means. You are responsible for making sure that, if you wish to participate in the Exchange Offer, you follow the appropriate steps as directed on the Exchange Offer website and in this document. Under certain conditions, Google reserves the right to reject any or all tenders of Eligible Options that we determine are not appropriate or would be unlawful to accept. See “This Exchange Offer–Procedures for Tendering Eligible Options” and “This Exchange Offer-Conditions of this Exchange Offer” for more information.

Google expects to accept all properly tendered Eligible Options, regardless of the state or other jurisdiction of residence of the Eligible Optionholder, no later than the end of the Offering Period, subject to Google’s right to extend, amend, withdraw, or terminate this Exchange Offer.

Q4: How should I decide whether or not to exchange my Eligible Options for New Options?

A: In addition to this document, we are providing information on the Exchange Offer website, including videos, to assist you in making your own informed decision. We are also scheduling workshops and providing office hours with the option exchange team. However, we are not making any recommendation as to whether you should or should not participate in the Exchange Offer. You should speak to your own outside legal counsel, accountant or financial advisor for further advice. No one from Google is, or will be, authorized to provide you with additional information in this regard. Please also review the “Risk Factors” that appear after this Summary Term Sheet and refer to Schedules A through NN of this document if you reside outside the U.S. If you reside in Australia, please also refer to the Australian Offer Document, which is attached as an exhibit to the Schedule TO.

Q5: How do I find out how many Eligible Options I have and what their exercise prices are?

A: You can review your individual stock option information, including all of your stock option grants to date and the status of each stock option, online at the website of the broker you have chosen (SmithBarney or Charles Schwab). You can at any time confirm the number of Eligible Options that you have, their grant dates, remaining terms, exercise prices, vesting schedules and other information by contacting your chosen broker at SmithBarney or Charles Schwab.

Q6: What is the expected timeline of this Exchange Offer?

A: We currently expect the timeline of this Exchange Offer to be:

•	February 3, 2009:	Offering Period begins

•	March 6, 2009:	Exercise price of New Options is determined based on the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market (this date may change as a result of regulatory review or at Google’s discretion)

•	March 9, 2009:	Offering Period ends at 6:00 a.m. Pacific Time (this date may change as a result of regulatory review or at Google’s discretion)

Q7: How many New Options will I get if I choose to participate and how many shares will they be exercisable for?

A: The exchange ratio in this Exchange Offer is one-for-one. For example, if you elect to exchange an Eligible Option to purchase 200 shares of Google Class A common stock, you will receive a New Option to purchase 200 shares of Google Class A common stock. The New Option would be subject to a new vesting schedule described below.

Q8: Can I exchange only a portion of my Eligible Options?

A: Yes. You may elect to exchange a portion of your Eligible Options. For example, if you elect to exchange only 10% of an Eligible Option that is currently exercisable for 480 shares, then only 48 shares will be exchanged. Your New Option will be exercisable for 48 shares at the new exercise price and subject to a new vesting schedule. Your original option grant will be amended so that it is exercisable for 432 shares, subject to its existing terms and conditions, including the original exercise price and vesting schedule.

If you elect to exchange a percentage of your Eligible Options, you will be able to define the percentage (in 5% increments) that you want to exchange on a grant by grant basis. The percentage you choose will be applied equally to both the vested and unexercised and unvested portions of your Eligible Options. You may not choose specific vesting dates. For example, if you elect to exchange 50% of an Eligible Option that is exercisable for 400 shares, and your Eligible Option has vested with respect to 200 shares, the 200 shares subject to your New Option will be vested (subject to additional vesting requirements for all New Options) with respect to 100 shares and unvested with respect to 100 shares. Fractional shares will be rounded down to the nearest whole share.

Q9: Can I choose which options to exchange based on their vesting schedule?

A: No. If you elect to exchange a percentage of your Eligible Options, you will only be able to define the percentage (in 5% increments) that you want to exchange on a grant by grant basis. The percentage you choose will be applied equally to both the vested and unexercised and unvested portions of your Eligible Options. You may not choose which unvested and vested options to exchange. If you have an Eligible Option that is currently 100% unvested, you may not specify which percentage of the Eligible Option you want to exchange based on its vesting schedule. For example, if you have an Eligible Option that is exercisable for 100 shares that vests over four years, you can not choose to exchange only the portion of the Eligible Option that vests in the first two years.

Q10: What are the new vesting terms for New Options?

A: The vesting for the New Options will change in two ways.

First, New Options will vest no sooner than six months after the end of the Exchange Offer. As this vesting date will likely fall within a blackout period for Google employees, unless you have an approved trading plan in place you will not be able to exercise your New Options and sell the underlying shares (or sell the New Options in the TSO program) until the next trading window opens, which is currently scheduled for October 19, 2009.

Second, the New Options will have an additional 12 months added to the original vesting dates of the Eligible Options. This applies to vesting dates that have already occurred and to future vesting dates.

For example, assuming the Exchange Offer closes on March 9, 2009:

•	If a portion of your Eligible Options were to vest on June 1, 2009 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on June 1, 2010.

•	If a portion of your Eligible Options vested on October 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on October 1, 2009.

•

If a portion of your Eligible Options vested on June 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

•

If a portion of your Eligible Options vested on June 1, 2006 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

Q11: What is an approved trading plan, and how can I put one in place?

A: If properly adopted, a trading plan allows a Googler to trade Google stock even if that person is aware of material non-public information or if Google’s trading window is closed. A form of pre-approved trading plan and instructions about putting one in place are available at go/insidertradingpolicy.

Q12: Where can I find additional information about the Exchange Offer?

A: You can find information on Google’s internal website go/optionexchange.

Q13: Are you expecting the Exchange Offer to be a one-time event?

A: We do not currently anticipate offering Googlers another opportunity to exchange “underwater” options for new options in the future.

Q14: Can you extend or shorten the length of this Exchange Offer?

A: While Google has the discretion to shorten or extend the length of the Exchange Offer (provided that the Exchange Offer is open for at least 20 business days), we do not intend to do so. If we shorten or extend this Exchange Offer, we will notify you about the new Expiration Date.

Q15: Will this Exchange Offer affect future equity refresh grants?

A: We anticipate that we will continue to have an annual equity refresh program. However, all equity programs are at the discretion of Google’s Board of Directors. All equity grants, now or in the future, will be granted at the fair market value of Google Class A common stock on the date of grant.

Q16: What if I have questions about this Exchange Offer or I need additional copies of this Exchange Offer or any documents attached to or referred to in this Exchange Offer?

A: You should direct questions about this Exchange Offer (including requests for additional copies of any Exchange Offer documents) to                         @google.com.

B. PARTICIPATION AND ELIGIBILITY QUESTIONS

Q1: Who can participate in the Exchange Offer?

A: You are eligible if you meet ALL three of the following criteria:

•	You are a full or part-time employee of Google or any of its subsidiaries on the date this Exchange Offer starts.

•	You hold one or more Eligible Options.

•	You continue to be a full or part-time employee of Google or any of its subsidiaries as of the end of the Exchange Offer (expected to be at 6:00 a.m. Pacific Time on March 9, 2009).

If you are a resident of Israel or the Netherlands, please refer to Schedule T or Schedule Z, as applicable, for information about an additional requirement to participate in the Exchange Offer.

Q2: Will the Exchange Offer be available in all countries?

A: The Exchange Offer will be available in all countries where options are currently granted.

Q3: What happens to my Eligible Options if my employment with Google ends before the end of the Offering Period?

A: If you participate in the Exchange Offer and your employment ends before the end of the Exchange Offer (which is expected to be at 6:00 a.m. Pacific Time on March 9, 2009), your participation in the Exchange Offer will be canceled and you will not be able to exchange your Eligible Options.

For example, if you elect to participate in the Exchange Offer on February 3, 2009 and your employment at Google ends on February 25, 2009, you will no longer be eligible to participate in the Exchange Offer and your Eligible Options will remain subject to their existing terms and conditions. In that case, generally you may exercise your existing stock options for 90 days after your termination date to the extent they are vested and in accordance with their terms. See “This Exchange Offer–Eligible Options; Eligible Optionholders; Expiration Date of This Exchange Offer” for more information.

Q4: What happens to my New Options if my employment with Google ends after the end of the Offering Period?

A: If your employment ends after the end of the Offering Period of the Exchange Offer (other than because of your disability or death), any New Options will not continue to vest and any unvested portion will be canceled as of the date of termination (excluding any notice period that may be required under applicable law). Any vested and unexercised portion of the New Options will generally be exercisable for 90 days after termination (or one year if your termination was on account of your disability or death), as is the case today. You should not view this Exchange Offer or Google’s acceptance of your election to voluntarily participate in the Exchange Offer as a promise by Google to continue your employment.

Q5: What if I am on an authorized leave of absence during this Exchange Offer or on the grant date of the New Options?

A: If you are on an authorized leave of absence, you will still be able to participate in this Exchange Offer. If you exchange your Eligible Options while you are on an authorized leave of absence before the expiration of this Exchange Offer, you will be entitled to receive New Options on the New Option Grant Date as long as you still meet the eligibility requirements described above.

Q6: If I am on authorized leave during this Exchange Offer, how do I participate?

A: You must access the Google network through VPN in order to be able to access the election and withdrawal forms that are located at go/optionexchange. If you have any questions about accessing or using go/optionexchange, please email                         @google.com. We can provide you with a paper copy of the election and withdrawal forms if you are unable to access go/optionexchange. If you are unable to access the Exchange Offer website and you opt to complete the paper forms, you should email a scanned or PDF copy of the election form or withdrawal form to                         @google.com, or send your forms by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California 94043. If you send your forms by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment.

Q7: If I haven’t accepted my stock option grant yet through SmithBarney or Charles Schwab, can I still participate in the Exchange Offer?

A: Yes. Please go to go/optionexchange for contact information for SmithBarney and Charles Schwab. You must log on to the website of your chosen broker to accept stock option grants.

C. HOW DOES THE EXCHANGE OFFER WORK (DETAILS OF THE OFFER) QUESTIONS

Q1: When is the period during which employees can exchange their options?

A: The Exchange Offer will be open during the Offering Period from Tuesday, February 3, 2009 until 6:00 a.m. Pacific Time on Monday, March 9, 2009, unless this period is extended by Google.

Q2: How long do I have to decide whether to participate in this Exchange Offer?

A: Currently, this Exchange Offer expires at 6:00 a.m. Pacific Time on March 9, 2009. Although we do not currently intend to do so, we may, in our sole discretion, extend the Offering Period of this Exchange Offer at any time. If we extend this Exchange Offer, we will publicly announce the extension and the new Expiration Date no later than 9:00 a.m. Pacific Time on the next business day after the last previously scheduled or announced Expiration Date. Once we confirm the Expiration Date, no exceptions will be made. See “This Exchange Offer–Extension of Exchange Offer; Termination; Amendment” for more information.

Q3: How will I know what the price per share of Google Class A common stock will be on March 6, 2009 so that I can determine whether my own stock options will be considered Eligible Options?

A: You can elect to participate in the Exchange Offer at any time between February 3, 2009 and 6:00 a.m. Pacific Time on Monday, March 9, 2009. We will post the March 6 Price on the Exchange Offer website and send out an email promptly after the stock markets close on March 6, 2009. You will then have until 6:00 a.m. Pacific Time on Monday, March 9, 2009 to decide whether or not you want to participate in the Exchange Offer. If you have previously elected to participate in the Exchange Offer with respect to stock options which, as of March 6, 2009, are not Eligible Options, those stock options will not be accepted for cancellation and exchange under this Exchange Offer.

If, after we post the March 6 Price on the Exchange Offer website, you want to participate in or withdraw from the Exchange Offer, you will then have until 6:00 a.m. Pacific Time on Monday, March 9, 2009 to do so. Please review the terms and conditions in this document regarding how to elect to participate and/or withdraw such participation. See “This Exchange Offer–Eligible Options; Eligible Optionholders; Withdrawal Rights” for more information.

Q4: Are stock options granted under any other equity plan considered Eligible Options?

A: No. Only outstanding stock options that have been granted under our 2004 Plan are considered Eligible Options (all stock options granted by Google since our initial public offering have been granted under the 2004 Plan). Consequently, stock options that Google might have (1) issued under any other equity plan, or (2) assumed as a result of any merger or acquisition of any other company, ARE NOT considered Eligible Options. If you joined Google as a part of an acquisition, please go to your chosen broker, either SmithBarney or Charles Schwab, to confirm if your options are eligible.

Q5: Are there any differences between New Options and previously granted Eligible Options?

A: Yes. Each New Option will differ from your Eligible Options in the following ways:

First, the exercise price for each New Option will be equal to the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on the last trading day before the Exchange Offer closes, which is currently expected to be March 6, 2009.

Second, each New Option will have a new vesting schedule that adds 12 months to each original vesting date. In addition, New Options will vest no sooner than six months after the date of the end of the Exchange Offer. If the Exchange Offer ends as planned on March 9, 2009, the New Options will vest no sooner than September 9, 2009. For example:

•	If a portion of your options were to vest on June 1, 2009 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on June 1, 2010.

•	If a portion of your options vested on October 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on October 1, 2009.

•

If a portion of your options vested on June 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

•

If a portion of your options vested on June 1, 2006 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

Unlike other stock options granted by Google, which generally expire ten years after the grant date, each New Option will instead expire on the same date your current Eligible Option was originally scheduled to expire. In effect, the date of expiration of the New Option does not change when compared to the date of expiration of the original Eligible Option.

For more information, see “This Exchange Offer–Source and Amount of Consideration; Terms of New Options,” “This Exchange Offer–2004 Plan,” “This Exchange Offer–Material United States Tax Consequences,” and Schedules A through NN of this document.

Q6: Does this Exchange Offer include both vested and unvested options?

A: Yes, this Exchange Offer includes all outstanding options under the 2004 Plan, whether vested or unvested. If you have exercised an option, it is no longer outstanding, and it is not eligible.

Q7: Will this Exchange Offer affect future equity refresh grants?

A: We anticipate that we will continue to have an annual equity refresh program. However, all equity programs are at the discretion of Google’s Board of Directors. All equity grants, now or in the future, will be granted at the fair market value of Google Class A common stock on the date of grant.

Q8: Will this Exchange Offer result in dilution?

A: Given that this Exchange Offer is a one-for-one exchange, the number of Google shares subject to outstanding options will not change as a result of the Exchange Offer.

Q9: Do I exchange my options through my existing broker?

A: You will be able to exchange your options regardless of which broker you currently use, but you can not use the SmithBarney or Charles Schwab websites to exchange your options. The election tool can be found at go/optionexchange. You must use this tool to participate in this Exchange Offer.

Q10: What happens if, after the New Option Grant Date, my New Options end up being “underwater”?

A: We can provide no assurance as to the possible price of our Class A common stock at any time in the future. We do not anticipate offering Googlers another opportunity to exchange “underwater” options for new options in the future.

D. YOUR DECISION / EXCHANGE OFFER WEBSITE QUESTIONS

Q1: How should I decide whether or not to exchange my Eligible Options for New Options?

A: We are providing information, including videos, to assist you in making your own informed decision on the Exchange Offer website, as well as scheduling workshops and office hours with the option exchange team. However, we are not making any recommendation as to whether you should or should not participate in the Exchange Offer. You should speak to your own outside legal counsel, accountant or financial advisor for further advice. No one from Google is, or will be, authorized to provide you with additional information in this regard. Please also review the “Risk Factors” that appear after this Summary Term Sheet and refer to Schedules A through NN of this document if you reside outside the U.S.

Q2: How do I find out how many Eligible Options I have and what their exercise prices are?

A: You can review your individual stock option information, including all of your stock option grants to date and the status of each stock option, online at the website of the broker you have chosen (SmithBarney or Charles Schwab). You can at any time confirm the number of Eligible Options that you have, their grant dates, remaining terms, exercise prices, vesting schedules and other information by contacting your chosen broker at SmithBarney or Charles Schwab.

Q3: Do I have to participate in this Exchange Offer?

A: No. Your participation in this Exchange Offer is completely voluntary. If you choose not to participate, you will keep any Eligible Options, you will not receive any New Options under the Exchange Offer, and no changes will be made to the terms of your Eligible Options as a result of this Exchange Offer.

Q4: What happens to my Eligible Options if I elect not to participate in this Exchange Offer or if they are not accepted for exchange in this Exchange Offer?

A: This Exchange Offer will have no effect on your Eligible Options if you elect not to participate in this Exchange Offer or if your Eligible Options are not accepted for exchange in this Exchange Offer.

Q5: Can I exchange stock options that I have already exercised?

A: No. This Exchange Offer applies only to outstanding Eligible Options. A stock option that has been fully exercised is no longer outstanding.

Q6: If I exchange my Eligible Options for New Options, am I giving up my rights to the Eligible Options?

A: Yes. When we accept your Eligible Options for exchange, they will be canceled and you will no longer have any rights to them. They will be replaced with the New Options.

Q7: Can I exchange the remaining portion of an Eligible Option that I have already partially exercised?

A: Yes. If you previously partially exercised an Eligible Option, you may elect to exchange the remaining unexercised portion of the Eligible Option under this Exchange Offer. If you have exercised a particular option, it is no longer outstanding, and it is not eligible.

Q8: May I change my mind after electing to participate in or withdraw from this Exchange Offer?

A: Yes. Up until 6:00 a.m. Pacific Time on Monday, March 9, 2009, you may change your mind after you have submitted an election to participate in or a withdrawal from the Exchange Offer. To do this you must submit an election form or withdrawal form through the Exchange Offer website before 6:00 a.m. Pacific Time on Monday, March 9, 2009.

We can provide you with a paper copy of the election and withdrawal forms if you are unable to access go/optionexchange. If you opt to complete the paper forms, before 6:00 a.m. Pacific Time on Monday, March 9, 2009 you should email a scanned or PDF copy of the election form or withdrawal form to                         @google.com, or send your forms by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California, 94043. If you send your forms by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form or withdrawal form we receive before the end of the Offering Period, which is scheduled for Monday, March 9, 2009, at 6:00 a.m. Pacific Time. If we extend the Offering Period, you may submit an election form or withdrawal form at any time until the extended offer expires.

Q9: May I change my mind about how many Eligible Options I want to exchange?

A: Yes. Up until 6:00 a.m. Pacific Time on Monday, March 9, 2009, you may change your mind about how many Eligible Options you want to exchange after you have submitted an election to participate in the Exchange Offer. You may change the percentage of Eligible Options you elect to exchange at any time during the Offering Period by completing and submitting a new election form through the Exchange Offer website to increase or decrease the percentage of Eligible Options.

We can provide you with a paper copy of the election form if you are unable to access go/optionexchange. If you opt to complete the paper form, before 6:00 a.m. Pacific Time on Monday, March 9, 2009 you should email a scanned or PDF copy of the election form to                         @google.com, or send your forms by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California, 94043. If you send your forms by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the end of the Offering Period, which is scheduled for Monday, March 9, 2009 at 6:00 a.m. Pacific Time. If we extend the Offering Period, you may change your election at any time until the extended offer expires.

Q10: How do I withdraw my election to participate?

A: To withdraw your election with respect to some or all of your Eligible Options, you must log on to the Exchange Offer website and properly complete and submit a withdrawal form before 6:00 a.m. Pacific Time on March 9, 2009. We can provide you with a paper copy of the withdrawal form if you are unable to access go/optionexchange. If you opt to complete the paper form, before 6:00 a.m. Pacific Time on Monday, March 9, 2009 you should email a scanned or PDF copy of the election form or withdrawal form to                         @google.com, or send your forms by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California, 94043. If you send your forms by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment.

Q11: How will I know whether you have received my election or my withdrawal?

A: We will send you an email to confirm receipt of your election to participate in the Exchange Offer or your notice of withdrawal from the Exchange Offer shortly after we receive such elections or withdrawals through the Exchange Offer website. It is your responsibility to ensure that we receive your election to participate and/or notice of withdrawal before the Expiration Date. If you do not receive a confirmation email within 5 business days, please email                         @google.com. (Please note that if you opt to send your form by registered mail or courier, you will also receive an email confirmation, but it will be sent to you within 5 business days of Google’s receipt of your form.) You should save the confirmation email you receive for your records in a safe place for future reference.

Q12: What will happen if I do not make a valid election to participate in the Exchange Offer by the deadline?

A: If we do not receive your election to participate in the Exchange Offer by the deadline, then all your Eligible Options will remain outstanding at their original exercise price and subject to their original terms. If you prefer not to exchange your Eligible Options, you do not need to do anything.

Q13: What happens if I do nothing?

A: If you do not elect to participate in the Exchange Offer by the deadline, then all your Eligible Options will remain outstanding at their original exercise price and subject to their original terms. Nothing will change.

Q14: How does my decision to participate in the Exchange Offer impact my 10b5-1 trading plan?

A: We advise you to read your individual trading plan and consult with your broker. Each individual is solely responsible for compliance with Rule 10b5-1 and all applicable laws, rules and regulations on insider trading. Any amendment or modification to your trading plan may be made only during an open trading window at a time when you have no material nonpublic information. Google’s form of 10b5-1 trading plan provides that an amendment or modification of such plan may not go into effect until the later of (i) 60 calendar days from the date of amendment or modification and (ii) the second trading day after we announce our financial results for the quarter in which the trading plan is amended or modified. However, you should consult the terms of your individual plan.

Based on Google’s current earnings release schedule, the trading window will close on February 27, 2009 and is expected to re-open on April 20, 2009. The trading window will close again on May 29, 2009 and re-open on July 20, 2009, and then will close again on August 31, 2009 and re-open on October 19, 2009. Please note that the dates of Google’s earnings releases, and hence the opening of our trading windows, are subject to change.

E. TAX QUESTIONS

Q1: Will I owe taxes if I exchange my Eligible Options in this Exchange Offer?

A: Based on current U.S. law, you will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange or on the New Option Grant Date. However, as is the case with existing options, you generally will have taxable income upon exercise of your New Options, at which time Google will also generally have a tax withholding obligation. We will require that you satisfy the applicable tax withholding requirements through payroll withholding, by withholding proceeds received upon sale of the underlying common stock through a sell-to-cover arrangement, or otherwise, as is done with existing options. You may also have taxable income when you sell the shares issued upon exercise of the New Options.

If you participate in the Exchange Offer and are an employee in Argentina, Australia, Austria, Belgium, Brazil, Canada, Chile, China (PRC), Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Ireland, Israel, Italy, Japan, Kenya, Korea, Mexico, the Netherlands, New Zealand, Norway, Poland, Portugal, Russia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Turkey, the United Arab Emirates, or the United Kingdom, please refer to Schedules A through NN of this document for a description of the tax and social insurance consequences and other restrictions that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this Exchange Offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

F. TIMELINE AND SCHEDULE QUESTIONS

Q1: What is the expected timeline of this Exchange Offer?

A: We currently expect the timeline of this Exchange Offer to be:

•	February 3, 2009:	Offering Period begins

•	March 6, 2009:	Exercise price of New Options is determined based on the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market (this date may change as a result of regulatory review or at Google’s discretion)

•	March 9, 2009:	Offering Period ends at 6:00 a.m. Pacific Time (this date may change as a result of regulatory review or at Google’s discretion)

Q2: Can I exercise the New Options or sell New Options through the TSO program immediately?

A: No. We intend to grant New Options on March 9, 2009, during our trading blackout period. The prohibition against trading during the trading blackout period includes the sale of any shares under our stock plans. Please see our Policy Against Insider Trading or direct any questions about any matter regarding our insider trading policy, including trading plans, at the following email address:                          @google.com. In addition, the New Options will be subject to an additional 6 months’ vesting from the date this Exchange Offer ends. As currently scheduled, this vesting date will likely fall on September 9, 2009, which will be within a blackout period for Google employees. Unless you have a trading plan in place you will not be able to sell New Options under the TSO program or exercise New Options and sell the underlying shares until the next trading window, which is currently scheduled to open on October 19, 2009.

Q3: What is the vesting schedule for the New Options?

A: The vesting for the New Options will change in two ways.

First, New Options will vest no sooner than six months after the end of the Exchange Offer. As this vesting date will likely fall within a blackout period for Google employees, unless you have an approved trading plan in place you will not be able to exercise your New Options and sell the underlying shares (or sell the New Options in the TSO program) until the next trading window opens, which is currently scheduled for October 19, 2009.

Second, the New Options will have an additional 12 months added to the original vesting dates of the Eligible Options. This applies to vesting dates that have already occurred and to future vesting dates.

For example, assuming the Exchange Offer closes on March 9, 2009:

•	If a portion of your Eligible Options were to vest on June 1, 2009 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on June 1, 2010.

•	If a portion of your Eligible Options vested on October 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on October 1, 2009.

•

If a portion of your Eligible Options vested on June 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

•

If a portion of your options vested on June 1, 2006 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 9, 2009 (because of the six month vesting period described above).

Q4: When is the period during which employees can exchange their options?

A: The Exchange Offer will be open during the Offering Period from Tuesday, February 3, 2009 until 6:00 a.m. Pacific Time on Monday, March 9, 2009, unless this period is extended by Google.

Q5: If I participate in this Exchange Offer, when will I receive the New Options?

A: We will issue new stock option agreements as soon as we can following the date that your option grants are accepted for exchange and canceled. We expect the New Option Grant Date will be March 9, 2009. We expect your stock records to be updated in our stock administration system and that of SmithBarney and Charles Schwab no later than March 31, 2009.

Q6: How long do I have to decide whether to participate in this Exchange Offer?

A: Currently, this Exchange Offer expires at 6:00 a.m. Pacific Time on March 9, 2009. Although we do not currently intend to do so, we may, in our sole discretion, extend the Offering Period of this Exchange Offer at any time. If we extend this Exchange Offer, we will publicly announce the extension and the new Expiration Date no later than 9:00 a.m. Pacific Time on the next business day after the last previously scheduled or announced Expiration Date. Once we confirm the Expiration Date, no exceptions will be made. See “This Exchange Offer–Extension of Exchange Offer; Termination; Amendment” for more information.

Q7: Why are you extending the vesting period of exchanged options?

A: We have designed this Exchange Offer to create value for Googlers and provide Google with a retention tool. Consistent with our approach to all new equity grants to our employees, we are attaching additional vesting terms to the grant of the New Options, which will allow these New Options to also serve their original purpose as a retention tool.

Q8: What is the current schedule for Google’s quarterly trading blackout period for Googlers?

A: Googlers may not trade Google securities during a trading blackout period. The quarterly trading blackout period begins at the close of market on the last day of the second calendar month of each fiscal quarter and ends at the beginning of the second trading day following the date of public disclosure of the financial results for that quarter.

Based on Google’s current earnings release schedule, the trading window will close on February 27, 2009 and is expected to re-open on April 20, 2009. The trading window will close again on May 29, 2009 and re-open on July 20, 2009, and then will close again on August 31, 2009 and re-open on October 19, 2009. Please note that the dates of Google’s earnings releases, and hence the opening of our trading windows, are subject to change.

G. TSO PROGRAM QUESTIONS

Q1: How does my participation in the Exchange Offer affect my participation in the TSO program?

A: Your ability to participate in the TSO program will not change after the Exchange Offer regardless of whether you have elected to participate. However, if you have made an election to participate in the Exchange Offer, you will not be able to use the TSO program during the Offering Period for any portion of an Eligible Option that you have elected to exchange or for any other Eligible Options. In addition, if you sell any options you hold pursuant to the TSO program, these options WILL NOT be eligible for exchange through the Exchange Offer.

Q2: Will the TSO program continue to operate during the Exchange Offer?

A: Yes, subject to its terms and conditions, the TSO program will operate during the Exchange Offer provided that Google’s trading window is open. However, if you have made an election to participate in the Exchange Offer, you will not be able to use the TSO program during the Offering Period for any portion of an Eligible Option that you have elected to exchange or for any other Eligible Options. If you do not wish to participate in the Exchange Offer, you will be able to continue to sell eligible options through the TSO program. If you sell any options you hold pursuant to the TSO program, these options WILL NOT be eligible for exchange through the Exchange Offer.

Q3: If I am a resident of a country that does not have access to the TSO program, will I be able to participate in the Exchange Offer?

A: Yes.

Q4: Why doesn’t the TSO program sufficiently address the issue of underwater stock options?

A: While the TSO program allows Googlers to capture incremental value in their options, the value of option holdings available by selling through the TSO program has dropped significantly for most Googlers.

Q5: How will a large number of options priced at the same price impact the TSO program?

A: We expect the auction-based TSO program to continue as is. The New Options resulting from the Exchange Offer are not significantly different in scale from a refresh grant, where Google issues options broadly to Googlers and all of these refresher grants have the same exercise price.

RISK FACTORS

Participation in this Exchange Offer involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, highlight the material risks of participating in this Exchange Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors as necessary before deciding whether to participate in this Exchange Offer. In addition, we strongly urge you to read the sections in this Exchange Offer discussing the tax consequences of participating in this Exchange Offer, as well as the rest of this Exchange Offer for a more in-depth discussion of the risks that may apply to you.

In addition, this Exchange Offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements other than statements of historical facts and current status contained or incorporated by reference in this Exchange Offer, including statements regarding our future financial position, our business strategy, and the plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions related to: significant competition from Microsoft and Yahoo; competition from other internet companies, including web search providers, internet access providers, internet advertising companies, destination web sites, and traditional media companies; expectations of our revenue growth rate to decline and anticipated downward pressure on our operating margin; fluctuations in our operating results; failure to innovate and provide products and services that are useful to users; and other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Exchange Offer.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule OO, as well as our financial statements and notes to the financial statements included in our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this Exchange Offer, which speak only as of the date hereof.

Risks Related to This Exchange Offer

If you elect to participate in this Exchange Offer, each New Option will have a term that is equal to the remaining term of the Eligible Option. Each New Option will also have a new vesting schedule determined on a grant-by-grant basis and will be based on the vesting schedule of the Eligible Options that the New Options replace, subject to your remaining an employee of Google or any of its Eligible Subsidiaries. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date. Generally, if you cease to be an employee of Google or any of its Eligible Subsidiaries, your New Option will cease to vest and any unvested portion of your New Option will be canceled as of the date you ceased to be an employee of Google or any of its Eligible Subsidiaries. Accordingly, if you exchange Eligible Options for New Options and you cease to be an employee of Google or any of its Eligible Subsidiaries before the New Options fully vest, you will forfeit any unvested portion of your New Options.

Nothing in this Exchange Offer should be construed to confer on you the right to remain an employee of Google or any of its Eligible Subsidiaries. The terms of your employment or service with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our employ or service until the New Option Grant Date or after that date.

We recommend that all Eligible Optionholders who are considering exchanging their Eligible Options meet with their own tax advisors with respect to the local, state, federal, and foreign tax consequences of participating in this Exchange Offer. See “This Exchange Offer–Material United States Tax Consequences” for more information about the tax impacts of this Exchange Offer in the United States. If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should consult your own tax advisors to discuss these consequences. See Schedules A through NN of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

The per share exercise price of any New Options granted to you in exchange for your tendered Eligible Options will be equal to the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009. We cannot guarantee that, subsequent to the Expiration Date, the per share market price of our Class A common stock will increase to a price that is greater than the exercise price of the New Options.

Risks Related to Our Business and Industry

We face significant competition from Microsoft and Yahoo.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information on the web and provide them with relevant advertising. Currently, we consider our primary competitors to be Microsoft Corporation and Yahoo! Inc. Microsoft has developed features that make web search a more integrated part of its Windows operating system and other desktop software products. We expect that Microsoft will increasingly use its financial and engineering resources to compete with us. Microsoft has more employees and cash resources than we do. Also, both Microsoft and Yahoo have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. Microsoft and Yahoo also may have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If Microsoft or Yahoo is successful in providing similar or better web search results or more relevant advertisements, or in leveraging their platforms or products to make their web search or advertising services easier to access, we could experience a significant decline in user traffic or the size of the Google Network. Any such decline could negatively affect our revenues.

We face competition across all geographic markets from other internet companies, including web search providers, internet access providers, internet advertising companies, destination web sites, and local information providers, and from traditional media companies.

In addition to Microsoft and Yahoo, we face competition from other web search providers, including start-ups as well as developed companies that are enhancing or developing search technologies. We compete with internet advertising companies, particularly in the areas of pay-for-performance and keyword-targeted internet advertising. Also, we may compete with companies that sell products and services online because these companies, like us, are trying to attract users to their web sites to search for information about products and services. We also provide a number of online products and services, including Gmail, YouTube, and Google Docs, that compete directly with new and established companies that offer communication, information, and entertainment services integrated into their products or media properties.

We also compete with web sites that provide their own or user-generated content and provide advertising to their users. These destination web sites include those operated by internet access providers, such as cable and DSL service providers. Because our users need to access our services through internet access providers, they have direct relationships with these providers. If an access provider or a computer or computing device manufacturer offers online services that compete with ours, the user may find it more convenient to use the services of the access provider or manufacturer. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than we are in tailoring services and advertisements to the specific tastes of the user.

In certain markets outside the U.S., other web search, advertising services, and internet companies have greater brand recognition, more users, and more search traffic than we have. Even in countries where we have a significant user following, we may not be as successful in generating advertising revenue due to slower market development, our inability to provide attractive local advertising services or other factors. In order to compete, we need to better understand our international users and their preferences, improve our brand recognition, our selling efforts internationally, and build stronger relationships with advertisers. If we fail to do so, our global expansion efforts may be more costly and less profitable than we expect.

In addition to internet companies, internet advertising companies such as Google face competition from companies that offer traditional media advertising opportunities. Most large advertisers have fixed advertising budgets, a small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

We expect our revenue growth rate to decline and anticipate downward pressure on our operating margin in the future.

We believe our revenue growth rate will generally decline as a result of a number of factors including increasing competition, the inevitable decline in growth rates as our revenues increase to higher levels and the increasing maturity of the online advertising market. We believe our operating margin will experience downward pressure as a result of increasing competition and increased expenditures for many aspects of our business. Our operating margin will also experience downward pressure if a greater percentage of our revenues comes from ads placed on our Google Network members’ web sites compared to revenues generated through ads placed on our own web sites or if we spend a proportionately larger amount to promote the distribution of certain products, including Google Toolbar. The margin on revenue we generate from our Google Network members is significantly less than the margin on revenue we generate from advertising on our web sites. Additionally, the margin we earn on revenue generated from our Google Network members could decrease in the future if we pay an even larger percentage of advertising fees to our Google Network members.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this section and the following factors may affect our operating results:

•	Our ability to continue to attract users to our web sites and satisfy existing users on our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web sites and our Google Network members’ web sites.

•	Our ability to attract advertisers to our AdWords program.

•	Our ability to attract web sites to our AdSense program.

•	The mix in our revenues between those generated on our web sites and those generated through our Google Network.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations, and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

•	Our ability to generate revenue from services in which we have invested considerable time and resources, such as YouTube and Google Checkout.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns. For example, in 1999, advertisers spent heavily on internet advertising. This was followed by a lengthy downturn in ad spending on the web. Also, user traffic tends to be seasonal. Our rapid growth has tended to mask the cyclicality and seasonality of our business. As our growth rate has slowed, the cyclicality and seasonality in our business has become more pronounced and caused our operating results to fluctuate.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web search, online advertising and web based products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our web search technology and our existing products and services and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services. In addition, these new products and services may present new and difficult technology challenges, and we may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues. Our operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers and Google Network members, are not appropriately timed with market opportunities or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We generate our revenue almost entirely from advertising, and the reduction in spending by or loss of advertisers could seriously harm our business.

We generated 99% of our revenues in 2007 and 97% of our revenues in 2008 from our advertisers. Our advertisers can generally terminate their contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would negatively harm our revenues and business.

The effects of the recent global economic crisis may impact our business, operating results, or financial condition.

The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments could negatively affect our business, operating results, or financial condition in a number of ways. For example, current or potential customers such as advertisers may delay or decrease spending with us or may not pay us or may delay paying us for previously purchased products and services. In addition, if consumer spending continues to decrease, this may result in fewer clicks on our advertisers’ ads displayed on our websites and our Google Network members’ websites. Finally, if the banking system or the financial markets continue to deteriorate or remain volatile, our investment portfolio may be impacted and the values and liquidity of our investments could be adversely affected.

We rely on our Google Network members for a significant portion of our revenues, and we benefit from our association with them. The loss of these members could adversely affect our business.

We provide advertising, web search and other services to our Google Network members, which accounted for 35% of our revenues in 2007 and 31% of our revenues in 2008. Some of the participants in this network may compete with us in one or more areas. They may decide in the future to terminate their agreements with us. If our Google Network members decide to use a competitor’s or their own web search or advertising services, our revenues would decline. Our agreements with a few of the largest Google Network members account for a significant portion of revenues derived from our AdSense program. If our relationship with one or more large Google Network members were terminated or renegotiated on terms less favorable to us, our business could be adversely affected.

Also, certain of our key Google Network members operate high-profile web sites, and we derive tangible and intangible benefits from this affiliation. If one or more of these key relationships is terminated or not renewed, and is not replaced with a comparable relationship, our business would be adversely affected.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced rapid growth in our headcount and operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. Our expansion and growth in international markets heightens these risks as a result of the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our business depends on a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand our base of users, advertisers and Google Network members.

The brand identity that we have developed has significantly contributed to the success of our business. Maintaining and enhancing the “Google” brand is critical to expanding our base of users, advertisers, Google Network members, and other partners. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the internet market. If we fail to maintain and enhance the “Google” brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader and continue to provide high-quality products and services, which we may not do successfully.

Acquisitions could result in operating difficulties, dilution and other harmful consequences.

We do not have a great deal of experience acquiring companies, and the companies we have acquired have typically been small. However, recently, we have closed a number of larger acquisitions, including our acquisitions of DoubleClick and Postini, and are in the process of integrating these businesses into our own. We also expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. These transactions could be material to our financial condition and results of operations. The process of integrating an acquired company, business or technology has created, and will continue to create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Implementation or remediation of controls, procedures and policies at the acquired company.

•	Diversion of management time and focus from operating our business to acquisition integration challenges.

•	Coordination of product, engineering and sales and marketing functions.

•	Transition of operations, users and customers onto our existing platforms.

•	Cultural challenges associated with integrating employees from the acquired company into our organization.

•	Retention of employees from the businesses we acquire.

•	Integration of the acquired company’s accounting, management information, human resource and other administrative systems.

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Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties.

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In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

•	Failure to successfully further develop the acquired technology.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and strategic investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities and harm our business generally.

Future acquisitions or dispositions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize. For example, we have yet to realize significant revenue benefits from our acquisitions of dMarc Broadcasting (Audio Ads) and YouTube.

Our international operations are subject to increased risks which could harm our business, operating results, and financial condition.

International revenues accounted for approximately 50% of our total revenues in 2008, and more than half of our user traffic came from outside the U.S. during this period. We have limited experience with operations outside the U.S. and our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to a number of risks, including the following:

•	Challenges caused by distance, language and cultural differences and by doing business with foreign agencies and governments.

•	Longer payment cycles in some countries.

•	Uncertainty regarding liability for services and content.

•	Credit risk and higher levels of payment fraud.

•	Currency exchange rate fluctuations and our ability to manage these fluctuations under our foreign exchange risk management program.

•	Foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.

•	Import and export requirements that may prevent us from shipping products or providing services to a particular market and may increase our operating costs.

•	Potentially adverse tax consequences.

•	Higher costs associated with doing business internationally.

•	Different employee/employer relationships and the existence of workers’ councils and labor unions.

In addition, compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international jurisdictions and could expose us or our employees to fines and penalties. These numerous and sometimes conflicting laws and regulations include import and export requirements, content requirements, trade restrictions, tax laws, sanctions, internal and disclosure control rules, data privacy requirements, labor relations laws, U.S. laws such as the Foreign Corrupt Practices Act, and local laws prohibiting corrupt payments to governmental officials. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, prohibitions on the conduct of our business and damage to our reputation. Although we have implemented policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, contractors or agents will not violate our policies. Any such violations could include prohibitions on our ability to offer our products and services to one or more countries, and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations. In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

We also face risks associated with our trademarks. For example, there is a risk that the word “Google” could become so commonly used that it becomes synonymous with the word “search.” If this happens, we could lose protection for this trademark, which could result in other people using the word “Google” to refer to their own products, thus diminishing our brand.

We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

We are, and may in the future be, subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we have grown, the intellectual property rights claims against us have increased. Our products, services and technologies may not be able to withstand any third-party claims and regardless of the merits of the claim, intellectual property claims are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our services or practices that are found to be in violation of another party’s rights.

We also may have to seek a license to continue such practices, which may significantly increase our operating expenses. In addition, many of our agreements with our Google Network members and other partners require us to indemnify these members for certain third-party intellectual property infringement claims, which would increase our costs as a result of defending such claims and may require that we pay damages if there were an adverse ruling in any such claims.

Companies have filed trademark infringement and related claims against us over the display of ads in response to user queries that include trademark terms. The outcomes of these lawsuits have differed from jurisdiction to jurisdiction. We currently have three cases pending at the European Court of Justice, which will address questions regarding whether advertisers and search engines can be held liable for use of trademarked terms in keyword advertising. We are litigating, or have recently litigated similar issues in other cases, in the U.S., Australia, Austria, Brazil, China, France, Germany, Israel, and Italy.

We have also had copyright claims filed against us by companies alleging that features of certain of our products and services, including Google Web Search, Google News, Google Video, Google Image Search, Google Book Search, and YouTube, infringe their rights. In the U.S. we announced a settlement with the Authors Guild and the Association of American Publishers; however, this class action settlement is subject to approval by the U.S. District Court for the Southern District of New York, and we are subject to additional claims with respect to Google Book Search in other parts of the world. Adverse results in these lawsuits may include awards of substantial monetary damages, costly royalty or licensing agreements, or orders preventing us from offering certain functionalities, and may also result in a change in our business practices, which could result in a loss of revenue for us or otherwise harm our business. In addition, any time one of our products or services links to or hosts material in which others allegedly own copyrights, we face the risk of being sued for copyright infringement or related claims. Because these products and services comprise the majority of our products and services, the risk of harm from such lawsuits could be substantial.

We have also had patent lawsuits filed against us alleging that certain of our products and services, including Google Web Search, Google AdWords, Google AdSense, and Google Chrome, infringe patents held by others. In addition, the number of demands for license fees and the dollar amounts associated with each request continue to increase. Adverse results in these lawsuits, or our decision to license patents based upon these demands, may result in substantial costs and, in the case of adverse litigation rulings, could prevent us from offering certain features, functionalities, products, or services, which could result in a loss of revenue for us or otherwise harm our business.

Privacy concerns relating to our technology could damage our reputation and deter current and potential users from using our products and services.

From time to time, concerns have been expressed about whether our products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services are web based, the amount of data we store for our users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security that results in the release of our users’ data could seriously limit the adoption of our products and services as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web based products and services we offer as well as increase the number of countries where we operate.

Regulatory authorities around the world are considering a number of legislative proposals concerning data protection. In addition, the interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

A variety of new and existing U.S. and foreign laws could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies. Many of these laws were adopted prior to the advent of the internet and related technologies and, as a result, do not contemplate or address the unique issues of the internet and related technologies. The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims have been threatened and filed under both U.S. and foreign law for defamation, libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services, or content generated by our users.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.

We are subject to increased regulatory scrutiny that may negatively impact our business.

The growth of our company and our expansion into a variety of new fields implicate a variety of new regulatory issues and may subject us to increased regulatory scrutiny, particularly in the U.S. and Europe. Moreover, our competitors have employed and will likely continue to employ significant resources to shape the legal and regulatory regimes in countries where we have significant operations. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products and services less useful to our users, require us to incur substantial costs, or change our business practices. These changes or increased costs could negatively impact our business.

More individuals are using non-PC devices to access the internet. If users of these devices do not widely adopt versions of our web search technology, products or operating systems developed for these devices, our business could be adversely affected.

The number of people who access the internet through devices other than personal computers, including mobile telephones, personal digital assistants (PDAs), smart phones and handheld computers and video game consoles, as well as television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices make the use of our products and services through such devices more difficult and the versions of our products and services developed for these devices may not be compelling to users, manufacturers or distributors of alternative devices. Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. As we have limited experience to date in operating versions of our products and services developed or optimized for users of alternative devices, and as new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our products and services for use on these alternative devices and we may need to devote significant resources to the creation, support and maintenance of such devices. If we are unable to attract and retain a substantial number of alternative device manufacturers, distributors and users to our products and services or if we are slow to develop products and technologies that are more compatible with non-PC communications devices, we will fail to capture a significant share of an increasingly important portion of the market for online services, which could adversely affect our business.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the Google experience. These applications have in the past attempted, and may in the future attempt, to change our users’ internet experience, including hijacking queries to Google.com, altering or replacing Google search results, or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with Google. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

Proprietary document formats may limit the effectiveness of our search technology by preventing our technology from accessing the content of documents in such formats, which could limit the effectiveness of our products and services.

A large amount of information on the internet is provided in proprietary document formats such as Microsoft Word. The providers of the software application used to create these documents could engineer the document format to prevent or interfere with our ability to access the document contents with our search technology. This would mean that the document contents would not be included in our search results even if the contents were directly relevant to a search. The software providers may also seek to require us to pay them royalties in exchange for giving us the ability to search documents in their format. If the software provider also competes with us in the search business, they may give their search technology a preferential ability to search documents in their proprietary format. Any of these results could harm our brand and our operating results.

New technologies could block our ads, which would harm our business.

Technologies have been developed that can block the display of our ads. Most of our revenues are derived from fees paid to us by advertisers in connection with the display of ads on web pages. As a result, ad-blocking technology could adversely affect our operating results.

If we fail to detect click fraud or other invalid clicks, we could face additional litigation as well as lose the confidence of our advertisers, which would cause our business to suffer.

We are exposed to the risk of fraudulent clicks and other invalid clicks on our ads from a variety of potential sources. We have regularly refunded fees that our advertisers have paid to us that were later attributed to click fraud and other invalid clicks, and we expect to do so in the future. Invalid clicks are clicks that we have determined are not intended by the user to link to the underlying content, such as inadvertent clicks on the same ad twice and clicks resulting from click fraud. Click fraud occurs when a user intentionally clicks on a Google AdWords ad displayed on a web site for a reason other than to view the underlying content. If we are unable to stop these invalid clicks, these refunds may increase. If we find new evidence of past invalid clicks we may issue refunds retroactively of amounts previously paid to our Google Network members. This would negatively affect our profitability, and these invalid clicks could hurt our brand. If invalid clicks are not detected, the affected advertisers may experience a reduced return on their investment in our advertising programs because the invalid clicks will not lead to potential revenue for the advertisers. This could lead the advertisers to become dissatisfied with our advertising programs, which has led to litigation alleging click fraud and could lead to further litigation, as well as to a loss of advertisers and revenues.

Index spammers could harm the integrity of our web search results, which could damage our reputation and cause our users to be dissatisfied with our products and services.

There is an ongoing and increasing effort by “index spammers” to develop ways to manipulate our web search results. For example, because our web search technology ranks a web page’s relevance based in part on the importance of the web sites that link to it, people have attempted to link a group of web sites together to manipulate web search results. We take this problem very seriously because providing relevant information to users is critical to our success. If our efforts to combat these and other types of index spamming are unsuccessful, our reputation for delivering relevant information could be diminished. This could result in a decline in user traffic, which would damage our business.

If we were to lose the services of Eric, Larry, Sergey or other members of our senior management team, we may not be able to execute our business strategy.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our CEO, Eric Schmidt, and our founders, Larry Page and Sergey Brin, are critical to the overall management of Google as well as the development of our technology, our culture and our strategic direction. All of our executive officers and key employees are at-will employees, and we do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could seriously harm our business.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and certain of our competitors have directly targeted our employees. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

In addition, we believe that our corporate culture fosters innovation, creativity and teamwork. As our organization grows, and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the beneficial aspects of our corporate culture. This could negatively impact our future success.

We have a short operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

We first derived revenue from our online search business in 1999 and from our advertising services in 2000, and we have only a short operating history with our cost-per-click advertising model, which we launched in 2002 and our cost-per-impression advertising model which we launched in the second quarter of 2005. As a result, we have only a short operating history to aid in assessing our future prospects. Also, we derive nearly all of our revenues from online advertising, which is an immature industry that has undergone rapid and dramatic changes in its short history. We will encounter risks and difficulties as a company operating in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of users, advertisers and Google Network members, and cause us to incur expenses to make architectural changes.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need. We have spent and expect to continue to spend substantial amounts on the purchase and lease of data centers and equipment and the upgrade of our technology and network infrastructure to handle increased traffic on our web sites and to roll out new products and services. This expansion is expensive and complex and could result in inefficiencies or operational failures. If we do not expand successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. This could damage our reputation and lead us to lose current and potential users, advertisers and Google Network members. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

We rely on bandwidth providers, data centers and others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could damage our reputation and harm our ability to operate our business.

We rely on vendors, including data center and bandwidth providers in providing products and services to our users. Any disruption in the network access or colocation services provided by these providers or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over these vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases to facilitate aspects of our data center and connectivity operations including internet traffic management services.

We have experienced and expect to continue to experience interruptions and delays in service and availability for such elements. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our brand and expose us to liabilities.

Our business depends on continued and unimpeded access to the internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission. While interference with access to our popular products and services seems unlikely, such carrier interference could result in a loss of existing users and advertisers and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenue and growth.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service, which could reduce our revenues and profits, and damage our brand. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Some of our data centers are located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

Our business depends on increasing use of the internet by users searching for information, advertisers marketing products and services and web sites seeking to earn revenue to support their web content. If the internet infrastructure does not grow and is not maintained to support these activities, our business will be harmed.

Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions.

Payments to certain of our Google Network members have exceeded the related fees we receive from our advertisers.

We are obligated under certain agreements to make non-cancelable guaranteed minimum revenue share payments to Google Network members based on their achieving defined performance terms, such as number of search queries or advertisements displayed. In these agreements, we promise to make these minimum payments to the Google Network member for a pre-negotiated period of time. At December 31, 2008, our aggregate outstanding non-cancelable guaranteed minimum revenue share commitments totaled $1.03 billion through 2012 compared to $1.75 billion at December 31, 2007. It is difficult to forecast with certainty the fees that we will earn under agreements with guarantees, and sometimes the fees we earn fall short of the guaranteed minimum payment amounts.

We rely on outside providers for our worldwide billing, collection, payment processing and payroll. If these outside service providers are not able to fulfill their service obligations, our business and operations could be disrupted, and our operating results could be harmed.

Outside providers perform various functions for us, such as worldwide billing, collection, payment processing and payroll. These functions are critical to our operations and involve sensitive interactions between us and our advertisers, partners (e.g., Google Network members) and employees. Although we have implemented service level agreements and have established monitoring controls, if we do not successfully manage our service providers or if the service providers do not perform satisfactorily to agreed-upon service levels, our operations could be disrupted resulting in advertiser, partner or employee dissatisfaction. In addition, our business, reputation and operating results could be adversely affected.

To the extent our revenues are paid in foreign currencies, and currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

As we expand our international operations, more of our customers may pay us in foreign currencies. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates. If the currency exchange rates were to change unfavorably, the value of net receivables we receive in foreign currencies and later convert to U.S. dollars after the unfavorable change would be diminished. This could have a negative impact on our reported operating results. Hedging strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures, that we have implemented or may implement to mitigate this risk may not reduce or completely offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

•	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades.

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We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures.

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We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure.

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We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates.

•	To the extent we recognize a gain on a hedge transaction in one of our Eligible Subsidiaries that is subject to a high statutory tax rate, our effective tax rate may be higher.

•	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We may have exposure to greater than anticipated tax liabilities.

Our future income taxes could be adversely affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, by changes in the valuation of our deferred tax assets and liabilities, as a result of gains on our foreign exchange hedging program, or changes in tax laws, regulations, accounting principles or interpretations thereof. Our determination of our tax liability is always subject to review by applicable tax authorities. Any adverse outcome of such a review could have a negative effect on our operating results and financial condition. In addition, the determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Risks Related to Ownership of Our Common Stock

The trading price for our Class A common stock has been and may continue to be volatile.

The trading price of our Class A common stock has been volatile since our initial public offering and will likely continue to be volatile. The trading price of our Class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors.

•	Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

•	Recommendations by securities analysts or changes in earnings estimates.

•	Announcements about our earnings that are not in line with analyst expectations, the risk of which is enhanced because it is our policy not to give guidance on earnings.

•	Announcements by our competitors of their earnings that are not in line with analyst expectations.

•	The volume of shares of Class A common stock available for public sale.

•	Sales of stock by us or by our stockholders.

•	Short sales, hedging and other derivative transactions on shares of our Class A common stock (including derivative transactions under our TSO program).

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class-action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We do not intend to pay dividends on our common stock.

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

The concentration of our capital stock ownership with our founders, executive officers and our directors and their affiliates will limit our stockholders’ ability to influence corporate matters.

Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. As of December 31, 2008, our founders, executive officers and directors (and their affiliates) together owned shares of Class A common stock, Class B common stock and other equity interests representing approximately 71% of the voting power of our outstanding capital stock. In particular, as of December 31, 2008, our two founders and our CEO, Larry, Sergey and Eric, owned approximately 90% of our outstanding Class B common stock, representing approximately 68% of the voting power of our outstanding capital stock. Larry, Sergey and Eric therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated control limits our stockholders’ ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our Class A common stock could be adversely affected.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•

Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure our founders, executives and employees have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

•

Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

•

Our stockholders may not act by written consent. As a result, a holder, or holders, controlling a majority of our capital stock would not be able to take certain actions without holding a stockholders’ meeting.

•	Our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•

Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

•

Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock. The ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

THIS EXCHANGE OFFER

Eligible Options; Eligible Optionholders; Expiration Date of This Exchange Offer

We are making an offer to Eligible Optionholders to exchange their Eligible Options that are properly tendered in accordance with “Procedures for Tendering Eligible Options” and not validly withdrawn pursuant to “Withdrawal Rights” before the Expiration Date of this Exchange Offer for New Options. The New Options will have an exercise price per share equal to the last reported sale price of our Class A common stock on The Nasdaq Global Select Market on March 6, 2009.

Cancellation Date

The date when Eligible Options are tendered to Google and accepted by us pursuant to this Exchange Offer will be canceled. We expect that the Cancellation Date will be the same date as the Expiration Date and the New Option Grant Date.

Eligible Optionholders

Every employee of Google or any of its Eligible Subsidiaries on the date this Exchange Offer starts (including every officer of Google, other than Eric Schmidt, Sergey Brin and Larry Page) who holds one or more Eligible Options and who continues to be an employee of Google or any of its Eligible Subsidiaries as of the Expiration Date. In addition, employees who reside in Israel or the Netherlands must agree in writing to the terms of the tax ruling described in Schedule T or Schedule Z, as applicable, in order to be eligible to participate in this Exchange Offer.

Eligible Options

Any outstanding stock option for the purchase of shares of Google Class A common stock granted under our 2004 Plan prior to February 3, 2009, whether vested or unvested, with an exercise price per share greater than the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009.

Eligible Subsidiaries

Every one of our subsidiary corporations which, as of the Cancellation Date, employs individuals who provide services to Google or such subsidiary corporation.

Exchange Offer

We refer to this document as the Exchange Offer.

Expiration Date

We expect that the Expiration Date of the Offering Period will be March 9, 2009 at 6:00 a.m. Pacific Time. We may extend the Expiration Date at our discretion. If we extend the offer, the term “Expiration Date” will refer to the time and date at which the extended offer expires.

New Options

New stock options issued under the 2004 Plan that will replace the Eligible Options tendered pursuant to this Exchange Offer. Each grant of a New Option pursuant to this Exchange Offer will be exercisable for the same number of shares as were subject to that portion of the Eligible Option for which such New Option was exchanged. New Options will be subject to the terms of our 2004 Plan (including any country-specific subplan) and a new stock option agreement (including any country-specific appendix) between you and Google. For more information about the 2004 Plan, see “This Exchange Offer–The 2004 Plan.” If you reside outside the U.S., see also the non-US option agreement and any country-specific appendices that apply, which are attached as exhibits to the Schedule TO.

In addition, each New Option will differ from Eligible Options as follows:

•	The exercise price per share for each New Option will be equal to the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009;

•

Each New Option will be subject to a new vesting schedule that will be determined on a grant-by-grant basis and will be based on the vesting schedule of the Eligible Options that the New Options replace, subject to the Eligible Optionholder continuing to be an employee of Google or any of its Eligible Subsidiaries through each applicable vesting date. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no earlier than six months after the Expiration Date;

Unlike other stock options granted by Google, which generally expire after ten years from the date of grant, each New Option will instead expire on the same date your current Eligible Option was originally scheduled to expire. In effect, the date of expiration of the New Options does not change when compared to the date of expiration of the original Eligible Options.

New Option Grant Date

We expect the New Option Grant Date will be March 9, 2009. If the Expiration Date is extended, the Cancellation Date and the New Option Grant Date will be similarly extended.

Offering Period

The offering period for this Exchange Offer will start on February 3, 2009 and expire at 6:00 a.m. Pacific Time on the Expiration Date.

Vesting Schedule

The New Options will be subject to a new vesting schedule. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date. For example, assuming the Expiration Date is March 9, 2009, the New Options will vest no sooner than September 3, 2009. For example:

•	If a portion of your Eligible Options were to vest on June 1, 2009 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on June 1, 2010.

•	If a potion of your Eligible Options vested on October 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on October 1, 2009.
•

If a portion of your Eligible Options vested on June 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 3, 2009 (because of the six month vesting period described above).

•

If a portion of your Eligible Options vested on June 1, 2006 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 3, 2009 (because of the six month vesting period described above).

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF GOOGLE OR ANY OF ITS ELIGIBLE SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE NEW OPTION GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF GOOGLE OR ANY OF ITS ELIGIBLE SUBSIDIARIES BEFORE THE NEW OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW OPTIONS.

Purpose of This Exchange Offer

We are making this Exchange Offer to recognize key contributions by our employees and to align their interests with our stockholders’ interests. Stock options have been, and continue to be, an important part of our incentive compensation and retention programs. Stock options are designed to motivate and reward the efforts of our employees by providing incentives for them to grow long-term stockholder value, and encourage their long-term employment.

We have issued stock options under the 2004 Plan as a means of promoting the long-term success of our business because we believe that sharing ownership with our employees aligns their interest with Google’s interests and the interests of our stockholders and encourages our employees to devote the best of their abilities and industry to Google. However, our Board of Directors has observed that many of our employees (including eligible officers) have outstanding stock options with exercise prices that are higher than the current market price per share of our Class A common stock. These stock options are commonly referred to as being “underwater.” As a result, these stock options have little value as a either an incentive or retention tool.

This Exchange Offer is intended to address this situation by providing our employees with an opportunity to exchange Eligible Options for New Options issued under the 2004 Plan. By making this Exchange Offer, we intend to provide our employees with the opportunity to hold stock options that over time have a greater potential to increase in value, thereby creating better incentives for employees to remain at Google and contribute to achieving our business objectives.

We believe the Exchange Offer will motivate our employees to achieve future growth. By realigning the exercise prices of previously granted stock options more closely with the current per share market price of our Class A common stock, we believe that these stock options will again become important tools to help motivate and retain our existing employees and continue to align their interests with those of our stockholders. While we hope this Exchange Offer will reduce the current disparity between the per share market price of our Class A common stock and the exercise price of outstanding stock options, given the volatile and unpredictable nature of the economy and stock market, we cannot guarantee that, subsequent to the Expiration Date, the per share market price of our Class A common stock will increase to a price that is greater than the exercise price of the New Options.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

Procedures For Tendering Eligible Options

If you are an Eligible Optionholder, you may tender your Eligible Options at any time before the Expiration Date. If we extend this Exchange Offer beyond that time, you may tender your Eligible Options at any time until the extended Expiration Date.

You may elect to exchange all or a portion of your Eligible Options. For example, if you elect to exchange only 10% of an Eligible Option that is currently exercisable for 480 shares, then only the 48 shares will be exchanged. Your New Option will be exercisable for 48 shares at the new exercise price and subject to a new vesting schedule. Your original option grant will be amended so that it is exercisable for 432 shares, subject to its existing terms and conditions, including the original exercise price and vesting schedule.

If you elect to exchange a percentage of your Eligible Options, you will be able to define the percentage (in 5% increments) that you want to exchange on a grant by grant basis. The percentage you choose will be applied equally to both the vested and unexercised and unvested portions of your Eligible Options. You may not choose specific vesting dates. For example, if you elect to exchange 50% of an Eligible Option that is exercisable for 400 shares, and your Eligible Option has vested with respect to 200 shares, the 200 shares subject to your New Option will be vested (subject to additional vesting requirements for all New Options) with respect to 100 shares and unvested with respect to 100 shares. Fractional shares will be rounded down to the nearest whole share.

Proper Tender of Eligible Options

To validly tender your Eligible Options pursuant to this Exchange Offer you must remain an Eligible Optionholder through the Expiration Date. You must submit your election through the Exchange Offer website at the website address go/optionexchange on or before 6:00 a.m. Pacific Time on March 9, 2009. You do not need to return your stock option agreements relating to your tendered Eligible Options. They will be automatically canceled if we accept your Eligible Options for exchange and/or be amended if we accept your partial tender of Eligible Options.

Your Eligible Options will not be considered tendered until you have properly completed and acknowledged your participation through the Exchange Offer website. You must properly complete and acknowledge your participation in the Exchange Offer through the Exchange Offer website by the Expiration Date. This is a one-time offer, and we will strictly enforce the offering period. If you miss this deadline, you will not be permitted to participate in this Exchange Offer.

We will only accept your acceptance and acknowledgement of participation in the Exchange Offer through the Exchange Offer website. If you have any questions about accessing or using go/optionexchange, please email                          @google.com. We can provide you with a paper copy of the election form if you are unable to access go/optionexchange. If you are unable to access the Exchange Offer website and you opt to complete a paper form, you should email a scanned or PDF copy of the form to                          @google.com, or send your form by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California, 94043. If you send your form by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment. We will not accept requests for participation in the Exchange Offer delivered by any other means. You are responsible for making sure that if you wish to participate in the Exchange Offer that you follow the appropriate steps as directed on the Exchange Offer website.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects

We will, in our sole discretion, determine the number of shares subject to Eligible Options and all questions as to the form of documents and the validity, form, eligibility, time of receipt, and acceptance of any tender of Eligible Options. Neither Google nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Optionholder or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. This is a one-time offer.

We will strictly enforce this offer period, subject only to any extension of the Expiration Date of the Exchange Offer that we may grant in our sole discretion. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we reserve the right, in our sole discretion, to waive any of the conditions of this Exchange Offer, any defect or irregularity in any tender with respect to any particular Eligible Option, or any particular Eligible Optionholder.

Our Acceptance Constitutes an Agreement

Your tender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights (as described below) and our acceptance of your tendered Eligible Options in accordance with “Acceptance of Eligible Options for Exchange; Issuance of New Options.” Our acceptance for exchange of Eligible Options tendered by you pursuant to this Exchange Offer will constitute a binding agreement between Google and you on the terms and subject to the conditions of this Exchange Offer.

Subject to our rights to extend, amend, withdraw and terminate this Exchange Offer in accordance with “Conditions of This Exchange Offer,” we expect to accept and cancel, promptly following the Expiration Date of the Exchange Offer, all properly tendered Eligible Options that have not been validly withdrawn. You will be required to enter into a new stock option agreement governing the terms of each New Option issued to you in exchange for your Eligible Options pursuant to this Exchange Offer.

Withdrawal Rights

If you elect to accept this Exchange Offer as to your Eligible Options and later change your mind, you may withdraw your tendered Eligible Options, and reject this Exchange Offer, by following the procedure described in this section.

You may withdraw your tendered Eligible Options at any time before the Expiration Date. If we extend this Exchange Offer beyond that time, you may withdraw your tendered Eligible Options at any time until the extended Expiration Date. We intend to accept and cancel properly tendered Eligible Options promptly after the scheduled Expiration Date.

To validly withdraw tendered Eligible Options, you must log on to the Exchange Offer website and properly complete and submit the Notice of Withdrawal while you still have the right to withdraw the tendered Eligible Options. Your Eligible Options will not be considered withdrawn until we receive your Notice of Withdrawal. If you miss the deadline but remain an Eligible Optionholder of Google or one of our Eligible Subsidiaries, your previously tendered Eligible Options will be canceled and exchanged pursuant to this Exchange Offer. You are responsible for making sure that the Notice of Withdrawal is properly completed and acknowledged through the Exchange Offer website. However, if you are unable to access go/optionexchange, we can provide you with a paper copy of the Notice of Withdrawal. If you are unable to access the Exchange Offer website and you opt to complete a paper form, you should email a scanned or PDF copy of the form to                          @google.com, or send your form by registered mail or courier to: Google Inc., Attn: Stock Administration, 1600 Amphitheatre Parkway, Mountain View, California, 94043. If you send your form by registered mail or courier, you are responsible for keeping your evidence of the date and time of mailing or shipment.

We have filed screenshots from the Exchange Offer website reflecting the form of the Notice of Withdrawal as an exhibit to the Schedule TO.

You may not rescind any withdrawal, and your withdrawn Eligible Options will thereafter be deemed not properly tendered for purposes of this Exchange Offer, unless you properly re-tender those Eligible Options before the Expiration Date by following the procedures described in “Procedures For Tendering Eligible Options” above.

Neither we, nor any other person, are obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will anyone incur any liability for failing to give notice of any defects or irregularities. We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt, of the Notices of Withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Acceptance of Eligible Options For Exchange; Issuance of New Options

Subject to, and conditioned upon the terms and conditions of this Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn promptly after the scheduled Expiration Date, regardless of the state or other jurisdiction of residence of the Eligible Optionholder. Once we have accepted Eligible Options tendered by you, your Eligible Options will be canceled and you will no longer have any rights under your Eligible Options. We will issue new stock option agreements for the New Options as soon as administratively practicable after we accept the tendered Eligible Options, assuming you are still an active employee of Google or any of its Eligible Subsidiaries on the New Option Grant Date. If this Exchange Offer is extended, then the New Option Grant Date will also be extended.

Promptly after we cancel the Eligible Options tendered for exchange, we will send each tendering Eligible Optionholder a “confirmation email” indicating the Eligible Options that we have accepted for exchange, the date of acceptance, and the number of shares underlying such New Options that will be issued to each tendering Eligible Optionholder. We filed a form of this email with the SEC as an exhibit to the Schedule TO.

If you have tendered your Eligible Options under this Exchange Offer and your employment or service with Google or any of its Eligible Subsidiaries terminates for any reason before the Expiration Date, you will no longer be eligible to participate in the Exchange Offer and we will not accept your Eligible Options for cancellation. In that case, generally you may exercise your existing stock options for a limited time after your resignation or termination date to the extent they are vested and in accordance with their terms.

Conditions of This Exchange Offer

All Eligible Optionholders (including every officer who holds Eligible Options), regardless of their state or other jurisdiction of residence, have been included in this Exchange Offer. Subject to, and conditioned upon, the terms and conditions of this Exchange Offer, we expect to accept all tenders of Eligible Options from all such Eligible Optionholders, regardless of their state or other jurisdiction of residence.

Notwithstanding the foregoing paragraph or any other provision of this Exchange Offer, we will not be required to accept any Eligible Options tendered for exchange, and we may withdraw or terminate this Exchange Offer, or postpone our acceptance and cancellation of any Eligible Options tendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if, at any time on or after the date hereof and before the Expiration Date: (1) we are prohibited by applicable securities laws from giving effect to the Exchange Offer; (2) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material adverse change in our business or financial condition; or (3) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see “This Exchange Offer-Purposes of This Exchange Offer”).

Price Range of Our Class A Common Stock

The Eligible Options give Eligible Optionholders the right to acquire shares of our Class A common stock. None of the Eligible Options are traded on any trading market. Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” Our Class B common stock is neither listed nor traded.

The following table sets forth on a per share basis the high and low sale prices of our Class A common stock on The Nasdaq Global Select Market during the periods indicated.

	High	Low
Fiscal Year Ending December 31, 2009
First Quarter (through January 30, 2009)	$352.33	$282.75
Fiscal Year Ended December 31, 2008
First Quarter	$697.37	$412.11
Second Quarter	$602.45	$441.00
Third Quarter	$555.68	$380.71
Fourth Quarter	$416.98	$247.30
Fiscal Year Ended December 31, 2007
First Quarter	$513.00	$437.00
Second Quarter	$534.99	$452.12
Third Quarter	$571.79	$480.46
Fourth Quarter	$747.24	$569.61

Fiscal Year Ended December 31, 2006
First Quarter	$475.11	$331.55
Second Quarter	$450.72	$360.57
Third Quarter	$427.89	$363.36
Fourth Quarter	$513.00	$398.19

On January 28, 2009, the last reported sale price of our Class A common stock on The Nasdaq Global Select Market was $348.67. We recommend that you obtain current market quotations for our Class A common stock, among other factors, before deciding whether or not to tender your Eligible Options. You may also wish to obtain the current purchase price which would be paid to you for your Eligible Options under the TSO program. As of January 28, 2009, there were approximately 2,857 stockholders of record of our Class A common stock. Because many of our shares of Class A common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. As of January 28, 2009, there were approximately 105 stockholders of record of our Class B common stock.

Source and Amount of Consideration; Terms of New Options

Consideration

The Eligible Options were granted under our 2004 Plan. Each New Option will also be granted under our 2004 Plan. Assuming the exercise price per share for the purposes of determining Eligible Options was $323.87, which was the last reported sale price per share of our Class A common stock on The Nasdaq Global Select Market on January 26, 2009, there would have been outstanding Eligible Options to purchase an aggregate of 8,127,518 shares of our Class A common stock with a weighted average exercise price of $521.46 per share, 2,219,905 of which were fully vested. Since this is a one-for-one exchange, if all Eligible Options are tendered in this Exchange Offer, we would issue New Options to purchase an aggregate of 8,127,518 shares of our Class A common stock.

Terms of New Options

Each grant of a New Option pursuant to this Exchange Offer will be exercisable for the same number of shares as were subject to that portion of the Eligible Option for which such New Option was exchanged. Each New Option will be granted under the 2004 Plan. In addition, each New Option will differ from Eligible Options in the following ways:

•	The exercise price per share for each New Option will be equal to the last reported sale price per share of Google Class A common stock on The Nasdaq Global Select Market on March 6, 2009;

•

Each New Option will be subject to a new vesting schedule that will be determined on a grant-by-grant basis and will be based on the vesting schedule of the Eligible Options that the New Options replace, subject to the Eligible Optionholder continuing to be an employee of Google or any of its Eligible Subsidiaries through each applicable vesting date. The new vesting schedule will be determined by adding 12 months to each vesting date under the Eligible Option’s current vesting schedule (both as to vesting dates that have already occurred and to future vesting dates). In addition, New Options will vest no sooner than six months after the Expiration Date. If the Expiration Date is March 9, 2009, the New Options will vest no sooner than September 3, 2009. For example:

•	If a portion of your Eligible Options were to vest on June 1, 2009 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on June 1, 2010.

•	If a potion of your Eligible Options vested on October 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on October 1, 2009.

•

If a portion of your Eligible Options vested on June 1, 2008 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 3, 2009 (because of the six month vesting period described above).

•

If a portion of your Eligible Options vested on June 1, 2006 (and you continue to hold them), then, as a result of the Exchange Offer, that portion of the New Option would vest on September 3, 2009 (because of the six month vesting period described above).

Unlike other stock options granted by Google, which generally expire after ten years from the date of grant, each New Option will instead expire on the same date your current Eligible Option was originally scheduled to expire. In effect, the date of expiration of the New Options does not change when compared to the date of expiration of the original Eligible Options. The terms and conditions of your Eligible Options are set forth in the stock option agreements and the 2004 Plan. If you reside outside the U.S., see also the non-US option agreement and any country-specific appendices that apply, which are attached as exhibits to the Schedule TO.

NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF GOOGLE OR ANY OF ITS ELIGIBLE SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE NEW OPTION GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF GOOGLE OR ANY OF ITS ELIGIBLE SUBSIDIARIES BEFORE THE NEW OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW OPTION.

2004 Plan

The purposes of the 2004 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of Google’s business. We believe that this purpose is achieved by extending to employees, directors and consultants an added long-term incentive for high levels of performance and unusual efforts through the grant of stock options and other equity-based incentives.

Under the current terms of the 2004 Plan, a total of 28,931,660 shares of our Class A common stock are reserved for issuance pursuant to awards granted under the 2004 Plan. No more than 1,000,000 shares may be subject to stock options and no more than 500,000 shares may be subject to any other type of award (restricted stock, restricted stock unit, performance units and/or performance shares) granted under the 2004 Plan to any one individual in a calendar year.

As of January 26, 2009, a total of 9,248,128 shares of Class A common stock were available under the 2004 Plan for the future issuance of various types of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and/or performance shares.

Summary of the 2004 Plan

The following is a summary of the 2004 Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which has been filed as Exhibit 10.08 to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008.

Administration

Our Board of Directors and our Leadership Development and Compensation Committee, or LDC Committee, administers our 2004 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the LDC Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code to enable us to receive a federal tax deduction for certain compensation paid under the 2004 Plan. The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award (subject to the limits under the 2004 Plan), the exercisability of the awards and the form of consideration payable upon exercise.

The administrator also has the power to implement an award exchange program, an award transfer program (whereby awards may be transferred to a financial institution or other person or entity selected by the administrator), and a program through which participants may reduce cash compensation payable in exchange for awards (including specifically this Exchange Offer), and to create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our Class A common stock (or the cash equivalent of such shares).

Eligibility

Under the 2004 Plan, our employees, directors and consultants are eligible to receive stock options and other equity awards.

Types of Awards

The 2004 Plan permits the administrator to grant a variety of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and/or performance units.

Number of Shares

As of January 26, 2009, 28,931,660 shares of Class A common stock were authorized for issuance under the 2004 Plan. As of January 26, 2009, 11,046,162 stock options were outstanding under the 2004 Plan at a weighted average exercise price of $450.06 per share, and 9,248,128 shares were available for future grant under the 2004 Plan.

Stock Options

The exercise price of any stock option granted under the 2004 Plan may be set at any price, but must be set at or above the fair market value of our Class A common stock on the date of grant to qualify as performance-based compensation. Each stock option will vest on the dates and in the installments that the administrator designates. At the discretion of the administrator, the exercise price of any stock option may be paid (1) in cash, (2) by check, (3) cashless exercises, (4) by transferring shares to us that meet certain requirements, or (5) a combination of those methods. Stock options have a maximum term of ten years.

Stock Appreciation Rights (SARs)

A stock appreciation right is the right to receive the appreciation in the fair market value of our Class A common stock between the exercise date and the date of grant, for that number of shares of our Class A common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights. The administrator also determines the number of shares granted to a service provider pursuant to a stock appreciation right.

Restricted Stock

Restricted stock awards are awards of shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate including, if the administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, that the restricted stock will vest based on the achievement of performance goals. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator also determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.

Restricted Stock Units

Restricted Stock Units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of Restricted Stock Units. Each Restricted Stock Unit award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the Restricted Stock Units based on the achievement of specific performance goals. The administrator also determines the number of shares granted pursuant to a Restricted Stock Unit award.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service), applicable securities laws or other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Class A common stock on the grant date. The administrator also determines the number of performance shares and performance units granted to any employee. Each performance unit and performance share is evidenced by an award agreement, and is subject to the terms and conditions determined by the administrator.

Other Stock Based Awards

The administrator has the authority to create awards under the 2004 Plan in addition to those specifically described in the 2004 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our Class A common stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2004 Plan and/or cash awards made outside the 2004 Plan. Each other stock based award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine.

Effect of Change in Control

The 2004 Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the administrator, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to 15 days from the date of notice to the holder of such award. The option or stock appreciation right will terminate at the end of such period. Unless determined otherwise by the administrator, any restricted stock, performance shares, performance units, restricted stock units or other stock based awards not assumed or substituted for will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested. In the event an outside director is terminated immediately prior to or following a change in control, other than pursuant to a voluntary resignation, the awards he or she received under the 2004 Plan will fully vest and become immediately exercisable.

Amendment and Termination

Our Board of Directors may amend or terminate the 2004 Plan at any time, as long as the amendment or termination does not negatively affect any stock options or awards that have previously been granted under the 2004 Plan without the consent of the holder. Furthermore, no amendment or termination may deprive any holder of any shares which he or she may have acquired through or as a result of the 2004 Plan. To the extent necessary under any applicable law or regulation, no amendment will be effective unless approved by our stockholders. If it is not terminated earlier by our Board of Directors, the 2004 Plan will terminate in 2014, and no stock option or award may be granted after that date.

Information Concerning Us; Financial Information

Information Concerning Us

Google is a global technology leader focused on improving the ways people connect with information. Our innovations in web search and advertising have made our web site a top web property and our brand one of the most recognized in the world. We maintain the largest, most comprehensive index of web sites and other online content, and we make this information freely available to anyone with an internet connection. Our automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

We generate revenue primarily by delivering relevant, cost-effective online advertising. Businesses use our AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use our AdSense program to deliver relevant ads that generate revenue and enhance the user experience.

Our mission is to organize the world’s information and make it universally accessible and useful. We serve three primary constituencies:

•	Users. We provide users with products and services that enable people to more quickly and easily find, create, and organize information that is useful to them.

•

Advertisers. We provide advertisers with cost-effective ways to deliver online ads, as well as ads on traditional media such as TV and radio, to customers across Google sites and through the Google Network, which is the network of online and offline third parties that use our advertising programs to deliver relevant ads with their search results and content.

•

Google Network Members and Other Content Providers. We provide the online and offline members of our Google Network with our Google AdSense programs. These include programs through which we distribute our advertisers’ AdWords ads for display on the web sites of our Google Network members as well as programs to deliver audio ads on radio broadcasts and ads on television. We share most of the fees these ads generate with our Google Network members, thereby creating an important revenue stream for them. In addition, we have entered into arrangements with other content providers under which we distribute or license their video and other content, and we may display ads next to or as part of this content on the pages of our web sites and our Google Network members’ web sites. We share most of the fees these ads generate with these content providers and our Google Network members, thereby creating an important revenue stream for these partners.

We were incorporated in California in September 1998 and reincorporated in Delaware in August 2003. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000.

Financial Information

The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2008 is incorporated herein by reference. Please see “This Exchange Offer–Additional Information” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements. In addition, please refer to Schedule OO, which contains our selected summarized financial information.

Book Value

We had a book value per share of $87.34 on September 30, 2008 (calculated using the book value as of September 30, 2008, divided by the number of outstanding shares of our Class A and Class B common stock as of September 30, 2008). Our Class B common stock converts to Class A common stock on a one-for-one basis.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Fiscal Year Ended		Nine Months Ended September 30, 2008
	December 31, 2006	December 31, 2007
Ratio of earnings to fixed charges	930	662	467

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Google to be representative of the interest factor of rental payments under operating leases.

Additional Information

For more information about us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2008 and our other filings made with the SEC. We recommend that you review materials that we have filed with the SEC before deciding whether or not to tender your Eligible Options. We will also provide you without charge, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See “This Exchange Offer–Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Options

The following table sets forth certain information as of January 26, 2009 about the outstanding options granted under our 2004 Plan held by each of our directors and executive officers. Our executive officers (other than Eric Schmidt, Sergey Brin and Larry Page) are eligible to participate in this Exchange Offer. The non-employee members of our board of directors are not eligible to participate in this Exchange Offer. As of January 26, 2009, our executive officers and directors (sixteen (16) persons) as a group held options unexercised and outstanding under the 2004 Plan to purchase a total of 211,860 shares of our Class A common stock, which represented approximately 1.91% of the shares subject to all options outstanding under the 2004 Plan as of that date.

The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our Class A common stock under our 2004 Plan, which was 11,046,162 as of January 26, 2009.

Name	Position	Aggregate Number of Options Under the 2004 Plan	Percentage of Total Outstanding Options Under the 2004 Plan
Eric Schmidt	Chairman of the Board of Directors, Chief Executive Officer and Director	—	—
Larry Page	President of Products and Director	—	—
Sergey Brin	President of Technology and Director	—	—
Shona L. Brown	Senior Vice President of Business Operations	30,000	0.27%
David C. Drummond	Senior Vice President of Corporate Development, Chief Legal Officer and Secretary	30,000	0.27%
Alan Eustace	Senior Vice President of Engineering and Research	40,000	0.36%

Name	Position	Aggregate Number of Options Under the 2004 Plan	Percentage of Total Outstanding Options Under the 2004 Plan
Omid Kordestani	Senior Vice President of Global Sales and Business Development	36,748	0.33%
Patrick Pichette	Senior Vice President and Chief Financial Officer	11,112	0.10%
Jonathan J. Rosenberg	Senior Vice President of Product Management	40,000	0.36%
L. John Doerr	Director	—	—
John L. Hennessy	Director	—	—
Arthur D. Levinson	Director	—	—
Ann Mather	Director	12,000	0.11%
Paul S. Otellini	Director	—	—
K. Ram Shriram	Director	—	—
Shirley M. Tilghman	Director	12,000	0.11%

Neither we nor, to the best of our knowledge, any member of our Board of Directors or any of our executive officers, nor any affiliate of ours, engaged in transactions involving Eligible Options during the past 60 days.

Status of Eligible Options Acquired by Us in This Exchange Offer; Accounting Consequences of This Exchange Offer

Eligible Options that we accept for exchange pursuant to this Exchange Offer will be canceled on the Cancellation Date and the shares of Class A common stock underlying such grants will be allocated to the New Options to be issued in exchange for such Eligible Options.

In 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. We adopted the modified prospective method of transition under which prior periods are not restated for comparative purposes. We estimate the fair value of stock-based payment awards on the date of grant using the Black-Scholes-Merton pricing model, which is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, actual and projected employee option exercise behaviors, risk free interest rate and expected dividends. The expected stock price volatility is based on the implied volatility from exchange traded options. We base our expected life assumption on our historical experience and on the terms and conditions of the stock awards we grant to employees. Risk free interest rates reflect the yield on zero-coupon U.S. Treasury securities. We do not anticipate paying any cash dividends in the foreseeable future and therefore use an expected dividend yield of zero. If factors change, and we employ different assumptions for estimating stock-based compensation expense in future periods, or if we decide to use a different valuation model, the future periods may differ significantly from what we have recorded in prior periods and could materially affect our operating income, net income and net income per share. We are also required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates.

In addition, we also record stock-based compensation expense for options issued to non-employees. We value non-employee options using the Black-Scholes-Merton model. Non-employee options subject to vesting are valued as they become vested.

Under SFAS 123(R), stock-based compensation expense is calculated based upon the fair value of a stock award on the date of grant and the cancellation of an award accompanied by the concurrent grant of (or offer to grant) a replacement award is accounted for as a modification of the terms of the canceled award. The incremental compensation expense associated with an option exchange is measured as the excess of the fair value of the replacement award over the fair value of the canceled award, both determined at the modification date. As a result, we will incur a non-cash compensation charge for all Eligible Options that are exchanged for New Options. The compensation charge will be recorded over the vesting periods of the New Options.

The amount of this charge will depend on a number of factors, including:

•	The exercise price per share of the New Options issued in the Exchange Offer;

•	The level of participation by Eligible Optionholders in the Exchange Offer; and

•	The exercise price per share of Eligible Options canceled in the Exchange Offer.

Since these factors cannot be predicted with any certainty at this time and will not be known until the Expiration Date, we cannot predict the exact amount of the charge that will result from the Exchange Offer.

Legal Matters; Regulatory Approvals

We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to this Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and issuance of New Options as contemplated by this Exchange Offer or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of New Options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Exchange Offer to accept tendered Eligible Options for exchange and to issue New Options for your Eligible Options would be subject to obtaining any such governmental approval.

Material United States Tax Consequences

CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a discussion of the material United States federal income tax consequences of the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code (referred to in this document as the “Code”), its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations as of the date of this Exchange Offer, all of which may change, possibly on a retroactive basis. This discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Optionholders. If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Exchange Offer, the information contained in this discussion may not be applicable to you. Please refer to Schedules A through NN of this document if you reside outside the U.S.

Stock Option Taxation

The exchange of the Eligible Options for the New Options will not be taxable event. All of the New Options will continue to be nonqualified stock options and no Eligible Options and/or New Options will qualify as “incentive stock options” within the meaning of Section 422 of the Code.

The grant of the New Options will not result in taxable income to the Eligible Optionholder. The Eligible Optionholder will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the Eligible Optionholder upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise. Google will be allowed a corresponding federal income tax deduction.

Generally, we will be entitled to a federal income tax deduction in the same amount and at the same time as the Eligible Optionholder recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code as discussed below.

Section 162(m)

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than our principal financial officer) who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation.” The 2004 Plan provides that no employee will be granted in any fiscal year stock options to purchase more than 1,000,000 shares of our Class A common stock. The 2004 Plan also provides, as required by Section 162(m) of the Code, that both the Eligible Option and the New Option will be counted toward this 1,000,000 limitation. We expect that all of our New Options when granted should qualify as performance based compensation and should be deductible under Section 162(m).

Section 280G

Under certain circumstances, the accelerated vesting or exercise of stock options in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the New Options or Eligible Options. An Eligible Optionholder may also be subject to state and local taxes in connection with the exercise of New Options or Eligible Options. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to their personal circumstances.

Tax Withholding

We will have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy local, state, and federal taxes (including employment taxes) required by law to be withheld with respect to any exercise, of a New Option and/or an Eligible Option.

WE ADVISE ALL ELIGIBLE OPTIONHOLDERS WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE OPTIONS TO MEET WITH THEIR OWN TAX ADVISORS ABOUT THE LOCAL, STATE, FEDERAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THIS EXCHANGE OFFER.

IN ADDITION, IF YOU ARE A RESIDENT OF A COUNTRY OTHER THAN THE U.S., YOU SHOULD BE AWARE THAT THERE MIGHT BE TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU. A SUMMARY OF THESE CONSEQUENCES ARE DISCUSSED IN SCHEDULES A THROUGH NN. WE STRONGLY RECOMMEND THAT YOU CONSULT WITH YOUR ADVISORS TO DISCUSS THE CONSEQUENCES OF PARTICIPATING IN THIS EXCHANGE OFFER.

Extension of Exchange Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any Eligible Options tendered to us by providing notice of the extension to Eligible Optionholders by public announcement, oral or written notice, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended or amended, we will provide appropriate notice of the extension or amendment, as applicable, and the new Expiration Date, if any, no later than 9:00 a.m. Pacific Time on the next business day following the previously scheduled Expiration Date. For purposes of this Exchange Offer, a “business day” means any day other than a Saturday, Sunday, or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

If we materially change the terms of this Exchange Offer or the information concerning this Exchange Offer, or if we waive a material condition of this Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or exchange offer must remain open following material changes in the terms of or information concerning an exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action and keep the Exchange Offer open for at least 10 business days after the date of such notification:

•	If we increase or decrease the amount of consideration offered for the Eligible Options; or

•	If we increase or decrease the number of Eligible Options that may be tendered in the Exchange Offer.

Fees and Expenses

We will not pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of Eligible Options pursuant to this Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in this Exchange Offer, including, any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with this Exchange Offer.

Additional Information

With respect to this Exchange Offer, we have filed with the SEC a Tender Offer Statement on Schedule TO, as it may be amended, of which this Exchange Offer is a part. This Exchange Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) before deciding whether to tender your Eligible Options:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 13, 2009;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on January 31, 2008;

•	Our Current Report on Form 8-K filed with the SEC on March 14, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on April 17, 2008;

•	Our Current Report on Form 8-K filed with the SEC on June 25, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on July 17, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on October 16, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on January 22, 2009;

•	The description of options to purchase our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2008; and

•	The description of our Class A common stock contained in our Registration Statement on Form 10 filed with the SEC on April 29, 2004, as amended.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.

Our internet address is www.google.com and the investor relations section of our website is located at http://investor.google.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this Exchange Offer.

Google hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Exchange Offer is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Exchange Offer, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations department, at the following address:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

The information about us contained in this Exchange Offer should be read together with the information contained in the documents to which we have referred you.

Miscellaneous

We cannot guarantee that, subsequent to the Expiration Date, the per share market price of our Class A common stock will increase to a price that is greater than the exercise price of the New Options. We encourage you to review the section of this document entitled “Risk Factors” and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2008, before you decide whether to participate in this Exchange Offer.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Google Inc.

February 3, 2009, as amended February 20, 2009, February 23, 2009 and March 6, 2009

Schedule JJ: SWITZERLAND	JJ-1

Schedule KK: TAIWAN	KK-1

Schedule LL: TURKEY	LL-1

Schedule MM: UNITED ARAB EMIRATES	MM-1

Schedule NN: UNITED KINGDOM	NN-1

Schedule OO: SELECTED SUMMARIZED FINANCIAL INFORMATION	OO-1

SCHEDULE A

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ARGENTINA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Argentina. This discussion is based on the law in effect in Argentina as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Argentina apply to your specific situation.

This Exchange Offer is private and is not subject to the supervision of any Argentine governmental authority.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded your applicable contribution ceiling) on the sale proceeds.

Bank Tax

A tax of 0.6% is imposed on all amounts debited or credited to bank accounts, including checks or wire transfers from your checking account. An exemption exists for amounts debited or credited from bank savings accounts that are related to salary. Please check with your advisor to determine whether this exemption will apply to you.

A-1

Personal Assets Tax

If you exercise your New Options and acquire shares, any shares held will be considered a computable asset for personal assets tax purposes. If you have been living in Argentina for more than five years and your computable assets are in excess of ARS305,000, you will be subject to a Personal Assets Tax.

Stamp Tax

A stamp tax may be due on shares acquired upon exercise if you work outside the City of Buenos Aires at a rate between 1% and 3%, depending on the jurisdiction. If you work in the City of Buenos Aires, you are exempt from this stamp tax.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to capital gains tax, provided that you (i) do not conduct other business activities as a sole proprietorship, and (ii) are not habitually involved in the trading of securities.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable wage ceiling) when you exercise or sell your New Options. Your employer is also required to pay employer social insurance contributions, regardless of the applicable wage ceiling. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional taxes due and to report and pay any taxes resulting from the sale of your shares.

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SCHEDULE B

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRALIA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Australia. This discussion is based on the law in effect in Australia as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Australia apply to your specific situation.

Tax Information

Option Exchange

Your acceptance of this Exchange Offer may give rise to taxation. The exchange will be treated as a disposal of your Eligible Options in exchange for the right to receive the New Options. Therefore, there may be tax implications for you in relation to both of the following: (1) the “cancellation” of the Eligible Options; and (2) the grant of the right to receive the New Options.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Options (an “Election”). The tax treatment of the disposal of the Eligible Options will also depend on whether the disposal is considered a non-arm’s length transaction (as assumed below) or not. If, however, the tax authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the Eligible Options may be different from described below.

If you did not make an Election, you may be subject to tax on the market value (as defined under Australian tax law) of the Eligible Options on the cancellation date (i.e., the date on which your Eligible Options are exchanged) at your marginal rate of tax. The “market value” of your Eligible Options is the greater of (i) the market value of the shares1 underlying the Eligible Options less the exercise price, and (ii) the value of the Eligible Options determined in accordance with a statutory formula.

[1]	For Australian tax purposes, the market value of the shares on a given day is determined as the weighted average of prices at which the shares were traded on the relevant stock market (in Google’s case, this is The Nasdaq Global Select Market) during the one-week period up to and including that day.

The value of the Eligible Options under the statutory formula is based on the market value of the underlying shares, the exercise price of the Eligible Options and the remaining exercise period. In accordance with the statutory formula, the market value of the Eligible Options will be nil where the market value of the underlying shares on the cancellation date is less than 50% of the exercise price of the Eligible Options.

If you made an Election, you will be subject to capital gains tax. Your capital gain will be calculated as the difference between the market value of the Eligible Options at the time of the cancellation and the market value of the Eligible Options at the time of the grant. If, at the time of the cancellation of the Eligible Options, you have held the Eligible Options for at least one year prior to the cancellation date, you will be subject to tax on 50% of your capital gain. If you have not held the Eligible Options for at least one year, you will be subject to tax on the entire capital gain.

If the market value of the Eligible Options at the time of cancellation is less than the market value of the Eligible Options at the time of grant, you will be entitled to claim a capital loss in this amount. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Grant of New Options

For Australian tax purposes, the acquisition of New Options will constitute the acquisition of a qualifying right under an employee share Eligible Option scheme. You may be subject to tax as a result of the New Options, but the tax consequences depend on whether you make an Election to be taxed in the income year of the grant of the New Options.

If you make an Election, you must include an amount in your assessable income in the income year in which your Eligible Options are canceled. The amount included in your assessable income will be the market value of the New Options at the time of receipt less the market value of the Eligible Options as of the cancellation date. Also, please note that, if you make an Election, it will cover each right, Eligible Option and share in Google that you acquire during the income year.

If you do not make an Election, you will be required to include an amount in your assessable income in the income year in which the earliest of the following occurs (the “Assessment Event”):

(i)	when you dispose of the New Options (other than by exercising them);

(ii)	when your employment with Google ceases;

(iii)	when the New Options are exercised (assuming the absence of disposal restrictions or forfeiture clauses in respect of the shares); and

(iv)	10 years from the time of acquisition of the New Options.

The amount which you must include in your assessable income for the income year in which the Assessment Event occurs in relation to the New Options will be:

(i)	if you dispose of the New Options (or the shares acquired as a result of exercising the New Options) in an arm’s length transaction within 30 days after the relevant Assessment Event – the amount of any consideration received for the disposal less the exercise price (if the New Options have been exercised); or

(ii)

in any other case – the market value of the New Options (or the shares acquired as a result of exercising the New Options) at the Assessment Event less the consideration paid to acquire the New Options [2] (reduced by the exercise price of the New Options, if the New Options have been exercised).

In effect, this treatment means you will typically be subject to income tax and Medicare Levy contributions on the difference (or “spread”) between the market value of the shares (as defined under Australian tax law) at exercise and the exercise price.

If you lose the benefit of the New Options before you are able to exercise the New Options (e.g., you cease working for Google before you exercise the New Options), you will be deemed to have never acquired the New Options. In that case, no amount needs to be included in your assessable income in relation to the acquisition of the New Options. If necessary, you may amend an assessment to exclude an amount previously included in assessable income in relation to the acquisition of the New Options.

Sale of New Options

If you make an Election, you will include the difference between the market value of the New Options at the time of receipt and the market value of the Eligible Options as of the cancellation date, in your assessable income in the income year the New Options are granted.

If no Election is made and you sell your New Options pursuant to the Transferable Stock Option program, you will include an amount in your assessable income equal to the difference between the market value of the New Option or sale proceeds (if sold within 30 days of the Assessment Event) and the consideration paid to acquire the New Option, in the income year the Assessment Event occurs.

Exercise of New Options

When you exercise the New Options, you may be subject to income tax as described above depending on whether you made an Election to pay tax upon the receipt of the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax on any capital gains made unless you dispose of the shares in an arm’s length transaction within 30 days of the relevant Assessment Event and you did not make an Election (in which case your tax treatment will be limited to the income tax consequences described above). Provided you sell the shares in an arm’s length transaction, the assessable capital gain will be:

(i)	where you have held the shares for less than one year – the difference between the sale price and your cost base in the shares; or

(ii)	where you have held the shares for at least one year – one-half the difference between the sale price and your cost base in the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

[2]	Please note that the consideration paid to acquire the New Options is equal to the market value of the canceled Eligible Options as of the cancellation date.

If you made an Election, your cost basis in the shares will be the market value of the New Options (as defined under Australian tax law) at the time of grant plus the exercise price. If you did not make an Election, your cost base in the shares will be the market value of your New Options (as defined under Australian tax law) at the time of the relevant Assessment Event plus the exercise price.

If you sell the shares in an arm’s length transaction at a sale price that is less than the cost base of the shares, then a capital loss will be available to offset same year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

If the shares are sold in a non-arm’s length transaction, the market value of the shares at the time of the transaction is used instead of the sale price for any of the calculations in this section.

Withholding and Reporting

Your employer is not required to withhold or report income tax or Medicare Levy contributions when you exercise or sell your New Options. You are responsible for reporting and paying any tax resulting from the grant of your New Options, any Assessment Event, the sale of your New Options, or the sale of your shares.

SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

AUSTRIA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Austria. This discussion is based on the law in effect in Austria as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Austria apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax and social insurance contributions (to the extent an exemption and/or deferral does not apply and you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You may also be subject to other payroll taxes when you exercise your New Options, including contributions to the fund for the promotion of house building and contributions to the chamber of commerce.

Please note that the Austrian Income Tax Act provides favorable treatment and a tax deferral if certain conditions are met. Please contact your personal tax advisor to determine if these apply to you.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax on the sale proceeds. Such amount will be considered income from employment; therefore social insurance contributions may also apply.

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Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to capital gains tax, provided you hold the shares for more than 12 months and you have not owned more than 1% of Google’s shares within the past 5 years. However, you will be subject to capital gains tax if you sell your shares within 12 months of purchasing them. If your total gain from the sale of the shares (and the sale of other moveable property) within one year after their acquisition and the sale of real estate within 10 (in some cases, 15) years after its acquisition exceeds €440, you will be subject to a tax on the total gain from the sale of moveable property (including shares) and real estate within the above time periods.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise or sell your New Options. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and it is your right to receive any refund. In addition, it is your responsibility to report and pay any taxes resulting from the sale of shares.

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SCHEDULE D

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

BELGIUM

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Belgium. This discussion is based on the law in effect in Belgium as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Belgium apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options because your New Options will be accepted (if at all) more than 60 days after the offer date of the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Under the current interpretation of Belgium tax legislation by the Belgium Minister of Finance (which is uncertain and subject to challenges), when you exercise your New Options you will be subject to tax and you may be subject to social insurance contributions. You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax, but likely not social insurance contributions, on the sale proceeds.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold income tax at the time of grant, exercise or sale of your New Options. You are responsible for reporting and paying any taxes resulting from the exercise or sale of your New Options.

If you are a Belgian resident, you are required to report any security or bank account you maintain outside of Belgium on your annual tax return.

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SCHEDULE E

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

BRAZIL

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Brazil. This discussion is based on the law in effect in Brazil as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Brazil apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will not be subject to income tax or social insurance contributions. As explained below, you will be subject to tax only when the shares acquired at exercise are sold. (However, if you use a cashless method of exercise whereby you sell some or all of your shares at exercise, you will be subject to tax at the time of exercise/sale, as explained in the Sale of Shares section below.)

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on the difference between the sale price and the exercise price unless the amount of shares sold in that month is less than the exempt amount (currently BRL20,000). If the exempt amount is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding BRL20,000).

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your New Options or sell your shares. You are responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE F

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Canada. This discussion is based on the law in effect in Canada as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information1

Option Exchange

Although the tax treatment as a result of the exchange of Eligible Options for the New Options is uncertain, you likely will not be subject to tax on the exchange.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise the New Options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Only one-half of the spread is subject to tax; that is, you can permanently exclude one-half of the spread from the taxable amount. You will be subject to tax on the remaining one-half of the spread at your applicable marginal income tax rate.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise of the New Options.

[1]	Please note that this discussion only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the Exchange Offer under provincial tax laws.

You can defer the tax on the spread at exercise only on the first C$100,000 worth of Eligible Options that vest in any one year. For the purpose of calculating this limit, the value of an Eligible Option equals the fair market value of the shares subject to the Eligible Options at the time the Eligible Options were granted.

Regardless of whether the deferral applies, you will be subject to pension plan contributions on the taxable amount at exercise (i.e., one-half of the spread) to the extent that you have not already exceeded your annual contribution ceiling.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded your applicable contribution ceiling) on one-half of the sale proceeds.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of Google which you have acquired from the exercise of other Eligible Options or outside of the 2004 Plan, your adjusted cost base may be different from described above. In order to preserve the cost basis of shares sold in a cashless exercise, you must specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of New Options for which a taxation deferral election has been filed will also retain their own, unique cost base. You are strongly advised to seek advice from a tax professional in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the spread recognized at exercise of your New Options or the gain from the sale of your New Options, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”). A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise or sell your New Options.

Your employer will also withhold income tax on the taxable amount at the time of exercise of your New Options or sale of your New Options pursuant to the Transferable Stock Option program. You must notify your employer immediately upon exercise of your New Options if you intend to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on that amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock Eligible Option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

Your employer will also withhold pension plan contributions on the taxable amount at exercise to the extent you have not already exceeded the applicable contribution ceiling. The taxable amount at exercise for purposes of pension plan contributions is the difference between the fair market value of the shares on the date of exercise and the exercise price less the one-half exempt amount.

If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

QUEBEC NOTICE

By accepting the terms and conditions contained in the Exchange Offer and agreeing to participate in the Exchange Offer, you further agree to the following:

Each Eligible Optionholder in Quebec who participates in the Exchange Offer hereby agrees that it is the Eligible Optionholder’s express wish that all documents evidencing or relating in any way to the Exchange Offer be drafted in the English language only.

Chaque employé éligible au Quebec qui souscrit à des intérêts reconnaît par la présente que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des intérêts soient rédigés uniquement en anglais.

SCHEDULE G

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CHILE

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Chile. This discussion is based on the law in effect in Chile as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Chile apply to your specific situation.

Neither Google nor the shares of Google Class A common stock that you may receive upon the exercise of your New Options are registered with the Registry of Securities or are under the control of the Chilean Superintendence of Securities.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Chilean tax laws do not expressly regulate the taxation of New Options. Therefore, it is not certain how New Options will be taxed in Chile. Given that the tax treatment of New Options is uncertain, we recommend that you confirm your tax liability with your personal tax advisor.

You likely will not be subject to tax when you exercise your New Options using cash. If you exercise your New Options using a cashless method of exercise and sell some or all of the shares you are entitled to upon exercise, you may realize a gain at the time of exercise/sale and may be subject to tax, as described under the Sale of Shares section below. You will not be subject to social insurance contributions at exercise.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, the capital gain from the sale will be deemed foreign-source ordinary income subject to normal income taxes (i.e., First Category Tax and Surtax). Generally, any capital gain is equal to the difference between the sales price and the exercise price. However, the amount of capital gain subject to tax may be affected depending on

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whether the remittance of the exercise price was made through the Chilean Formal Exchange Market and whether such investment was registered with the Chilean Internal Revenue Service (the “CIRS”). If you use the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) to purchase currency and remit funds to exercise your New Options, you will be taxed on the difference between the sales price and the exercise price, adjusted for inflation (provided that you have registered the investment with the CIRS). If you do not use the Formal Exchange Market (i.e., the amounts remitted are less than US$10,000 or a cashless exercise method is used), there is a slight risk that you may be subject to tax on the entire sale proceeds.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions when you exercise your New Options or when you sell the shares. You will be required to include any income derived from the New Options (i.e., capital gains) in your annual income tax return and pay any taxes due.

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SCHEDULE H

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CHINA (PRC)

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in China (PRC). This discussion is based on the law in effect in China (PRC) as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China (PRC) apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options and Sale of Shares

Due to legal restrictions in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired upon exercise of your New Options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, minus any applicable taxes and brokerage fees. You will not be entitled to hold any shares.

You will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise/sale and the exercise price. You also may be subject to social insurance contributions on the spread.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax on the sale proceeds.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise or sell your New Options. Your employer may also be required to withhold social insurance contributions if it is of the opinion that social insurance legislation requires this. You are responsible for paying any difference between the actual tax liability and the amount withheld.

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SCHEDULE I

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CZECH REPUBLIC

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Czech Republic. This discussion is based on the law in effect in Czech Republic as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Czech Republic apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social security or health insurance contributions when you exercise your New Options.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to tax on the sale proceeds.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise unless you have held the shares for more than six months. If you hold the shares for more than six months, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise or sell your New Options. It is your responsibility to report any income from your New Options in your annual tax return and pay any tax resulting from the exercise or sale of your New Options or the sale of your shares.

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SCHEDULE J

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

DENMARK

Tax Information

Option Exchange

You will be subject to income tax as a result of the exchange of Eligible Options for the grant of New Options because the new grant will be considered a disposal of the Eligible Options. The taxable amount likely will be the value of the New Options less the amount you paid for the Eligible Options (which will be zero). The value of the New Options likely will be calculated in accordance with Black-Scholes. Because of the taxable nature of the exchange, we encourage you to consult your tax advisor to determine how this applies to your specific situation.

Grant of New Options

Your grant of New Options will be subject to income tax as described above.

Exercise of New Options

You will not be subject to tax or social insurance contributions when you exercise the New Options using the cash purchase method of exercise.

If, however, you exercise the New Options in a cashless exercise, you will be subject to tax on the difference between the sale proceeds and the purchase price of the New Options, which likely will be the value of the New Options at grant calculated in accordance with Black-Scholes, as described above.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you likely will be subject to tax on the difference between the sales proceeds and the purchase price of the New Options, which likely will be the value of the New Options at grant calculated in accordance with Black-Scholes, as described above. Further, you may become subject retroactively to tax on a mark-to-market basis for each of the income years during which you held the New Options prior to sale.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The taxable amount likely will be the difference between the sale price for the shares and the purchase price for the New Options, which likely will be the value of the New Options at grant, calculated in accordance with Black-Scholes, as described above.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions upon the grant, exercise of sale of your New Options. However, your employer is required to report the sale price of the Eligible Options (i.e., the value of the New Options at the time of grant, as this value is considered the sale price for the Eligible Options) to the Danish Tax Authorities. Your employer likely will not be required to report the exercise or sale of the New Options to the Danish Tax Authorities. You will be responsible for reporting and paying any taxes that are due (including social insurance contributions) in connection with the exchange of your Eligible Options or any gain realized from your New Options.

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SCHEDULE K

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

EGYPT

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Egypt. This discussion is based on the law in effect in Egypt as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Egypt apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of shares on the date of exercise and the exercise price. You will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on the difference between the sale price and the exercise price.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise your New Options. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FINLAND

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Finland. This discussion is based on the law in effect in Finland as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Finland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and health insurance premiums on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You may also be subject to church tax on the spread.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to tax on the sale proceeds. Your employer is required to withhold income tax at that time, but not social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. When determining the applicable capital gain, you may deduct from the sale proceeds either: (1) the acquisition cost of the shares and any other costs in connection with the gain (e.g., brokerage fees), or (2) 20% of the sale proceeds (40% if the shares are held at least ten years). If the sale proceeds are lower than the fair market value of the shares on the date of exercise, you will realize a capital loss. Capital losses can be deducted from capital gains either for the current year or during the next three years.

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Withholding and Reporting

Your employer is required to withhold and report national tax, municipal income tax and church tax when you exercise or sell your New Options. You must check that the taxable benefit resulting from the exercise or sale of your New Options is reported in your pre-completed tax return. You are responsible for paying the health insurance premiums resulting from your New Options. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

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SCHEDULE M

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

FRANCE

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in France. This discussion is based on the law in effect in France as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be characterized as salary income and taxed at your progressive rate. Social insurance contributions will also be due on the spread at exercise.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to income tax and social insurance contributions on the sale proceeds.

Wealth Tax

Shares acquired under the 2004 Plan may need to be included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including your household’s) exceeds a certain amount (€790,000 for 2009), as valued on January 1. You should consult your personal tax advisor to determine if the shares need to be included in your personal estate for purposes of calculating your wealth tax.

Sale of Shares

When you sell the shares acquired at exercise of your New Options you will not be subject to capital gains tax if your total proceeds from the sale of securities (including your household’s) during a

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calendar year do not exceed €25,730 (2009). If your total proceeds (including your household’s) from the sale of securities during a calendar year exceed €25,730, you must pay capital gains tax on the entire capital gain realized on the difference between the sale price of the shares and the fair market value of the shares on the date of exercise. You will also be subject to an additional 1.1% social tax on this amount.

If the sale proceeds are less than the fair market value of the shares at the time of exercise, you will realize a capital loss. Such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise or sell your New Options. However, because the spread at exercise of your New Options or sale proceeds from the sale of your New Options will be considered salary income, your employer is required to report such amounts on its annual declaration of salaries (which is filed with the tax and labor authorities) and on your monthly pay slip. In addition, your employer will withhold and pay all applicable social insurance contributions at the time you exercise or sell your New Options. You are responsible for reporting on your personal income tax return and paying any and all income tax due as a result of your participation in the 2004 Plan.

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SCHEDULE N

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Germany. This discussion is based on the law in effect in Germany as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

If you exercise your New Options to purchase shares, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to a solidarity surcharge and church tax, if applicable, on your income tax liability.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the spread per calendar year the lesser of (1) €135 and (2) 50% of the value of the shares acquired at exercise because this income results from the purchase of stock in your employer’s parent company. Note that the German Cabinet recently passed a bill which will increase the deduction noted above from €135 to €360 beginning on April 1, 2009 and impose additional restrictions on the deduction. The bill must be read into the Federal Diet (Bundestag) and passed by the Federal Council (Bundesrat) before it becomes effective. If approved, the 50% deduction will be eliminated as of the same date. You should consult your personal tax advisor to determine if this deduction applies to your specific situation.

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Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, sale proceeds will be treated as wages. Accordingly, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded your applicable contribution ceiling) on the sale proceeds less any broker and transaction fees and other payments made in respect of the New Options, if any.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax at a flat rate of 25% (plus a 5.5% solidarity surcharge and church tax at a rate of 8 or 9%, if applicable), provided you do not own 1% or more of Google’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. If this flat tax rate exceeds your personal income tax rate, you may elect in your income tax rate for your personal income tax rate to apply.

The annual tax-free threshold (for the entire investment income, including capital gains, dividends, etc.) will be €801 for single taxpayers (or married taxpayers filing separately) or €1,602 for married taxpayers filing jointly.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the income recognized at exercise or sale of the New Options. You are responsible for including any income from your New Options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GREECE

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Greece. This discussion is based on the law in effect in Greece as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Greece apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

The tax treatment of your New Options currently is uncertain due to recent tax law changes and may depend on whether your employer is a societe anonyme.

If your employer is a societe anonyme, you likely will be subject to tax when your exercise the New Options on the difference between the fair market value on the grant date of the New Option and the exercise price (which amount is likely zero).

If your employer is not a societe anonyme, you may be subject to income tax when you exercise your New Options on the difference between the fair market value of the shares on the date of exercise and the exercise price.

Due to this uncertainty, please consult your tax advisor.

Sale of Shares

When you sell your shares acquired at exercise of your New Options, you will be subject to a capital gains tax at a flat rate. The taxable amount may depend on the tax treatment at exercise, but likely will be the difference between the sale price and the fair market value of the shares at grant of the New Options.

Withholding and Reporting

If your employer is a societe anonyme, your employer may be required to withhold any income tax when you exercise the New Options.

If your employer is not a societe anonyme, your employer may not be required to withhold income tax or social insurance contributions with respect to your New Options. However, it is still your responsibility to report any income from the exercise of your options and sale of your shares in your annual tax return and pay all corresponding taxes that are due.

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SCHEDULE P

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

HONG KONG

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Hong Kong. This discussion is based on the law in effect in Hong Kong as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

WARNING: The contents of this Exchange Offer have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Exchange Offer. If you are in any doubt about any of the contents of this Exchange Offer, you should obtain independent professional advice.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to salaries tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to Mandatory Provident contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to salaries tax, but not Mandatory Provident contributions, on the sale proceeds.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise or sell the New Options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise or sale of the New Options.

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SCHEDULE Q

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

HUNGARY

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Hungary. This discussion is based on the law in effect in Hungary as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hungary apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax, solidarity tax (if applicable to your income level), and social insurance contributions on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Because the New Options are granted to you by Google and not your local employer, you must pay both the employee and employer social insurance contributions.

Sale of Shares

When you sell shares acquired at exercise of your New Options, you will be subject to capital gains tax when you subsequently sell the shares on the difference between the sale price and the fair market value of the shares at exercise. When calculating this gain, the sale price must be verified by Google or the broker involved in the transaction.

Withholding and Reporting

Your employer is not required to withhold and report income tax or social insurance contributions when you exercise your New Options. Your employer is required to withhold solidarity tax (if applicable to your income level) when you exercise your New Options. It is your responsibility, however, to report and pay any tax and social insurance contributions resulting from the exercise of your New Options and the sale of your shares. You should keep all receipts in connection with any transaction for five years, as these receipts must be presented to the Hungarian tax authorities upon request.

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

INDIA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in India. This discussion is based on the law in effect in India as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Under the Finance Act of 2007 (the “Finance Act”), if you exercise the New Options to purchase shares, your employer will be subject to Fringe Benefit Tax (“FBT”) on the difference between the exercise price and the fair market value of the shares at vesting because stock options and other equity awards are now characterized as fringe benefits. As permitted by the Finance Act, your employer’s liability for the FBT may be transferred to you, as discussed below.

If your employer’s liability for the FBT was not transferred to you with respect to the Eligible Options, it will not be transferred to you with respect to the New Options. There will be no taxes due from you when you exercise the New Options.

If, however, your employer’s liability for the FBT was transferred to you with respect to the Eligible Options, it will be transferred to you with respect to the New Options and you will be subject to FBT on the difference between the exercise price and the fair market value of the shares1 at vesting of the New Options when you exercise the New Options.

Because of the way the FBT is calculated, no FBT will be due if the fair market value of the shares at vesting is less than the exercise price of the New Options. On the other hand, if the fair market value of the shares at vesting is greater than the exercise price of the New Options and the fair market value of the shares decreases between vesting and exercise such that it is below the exercise price, you will be liable for FBT on an amount greater than the benefit you will receive at exercise.

You will not be subject to provident fund contributions or other social insurance contributions when you exercise the New Options.

[1]	For FBT purposes, the fair market value of the shares may be determined differently than it is determined under the terms of the Plan. Google will obtain a valuation of the shares and provide you with a copy thereof, in accordance with the requirements of the Finance Act.

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Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, the sale proceeds likely will be considered capital assets, but may not be subject to capital gains tax for practical reasons. We encourage you to consult with your personal tax advisor.

You will not be subject to provident fund contributions or other social insurance contributions when you sell the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value2 of the shares at vesting. If you hold the shares for more than 12 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).

Withholding and Reporting

Your employer will report FBT when you exercise the New Options. If your employer’s liability for FBT is transferred to you (as described in the Exercise of New Options section above), your employer will also withhold FBT when you exercise the New Options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

Your employer may withhold taxes in connection with the sale of your New Options. You are responsible, however, for reporting any income resulting from the sale of your New Options. You should confirm your responsibility for paying any tax resulting from the sale of your New Options prior to such sale.

[2]	For FBT purposes, the fair market value of the shares may be determined differently than it is determined under the terms of the Plan. Google will obtain a valuation of the shares and provide you with a copy thereof, in accordance with the requirements of the Finance Act.

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

IRELAND

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Ireland. This discussion is based on the law in effect in Ireland as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Ireland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You must pay tax on the spread at the higher tax rate within 30 days of exercise without an assessment by the tax inspector. If you are a lower rate taxpayer, you may apply to pay tax at the lower rate. However, if you do not receive permission within 30 days of exercise, you must pay tax at the higher rate and seek a refund on any overpayment. You will not be subject to social insurance contributions on the spread.

Sale of New Options

As the New Options are granted to you as an employee of Google, you will be subject to income tax on the sale proceeds.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax to the extent any gain exceeds your annual exemption of €1,270 (2009). The taxable amount will be the difference between (i) the net sale price and (ii) the exercise price plus the amount taxed at exercise.

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If you sell your shares between January 1 and November 30, you will have to report and pay any applicable capital gains tax by December 15 of the same tax year. If you sell your shares between December 1 and December 31, you will have to pay any applicable capital gains tax by January 31 of the following year. You will be required to file a return by October 31 in the tax year following the year during which the shares were sold.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise or sell your New Options.

Further, your employer is required to report the details of the Exchange Offer and the grant and exercise or sale of the New Options to the Revenue Commissioners. You must report and pay any tax resulting from the exercise of your New Options within thirty (30) days of exercise. You must also report the exercise or sale of the New Options in your annual tax return on or before October 31 following the year of exercise or sale, as applicable. Finally, you must report and pay any tax resulting from the sale of your shares.

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ISRAEL

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Israel. This discussion is based on the law in effect in Israel as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes or intend to change your residency while holding the New Options, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Israel apply to your specific situation.

Tax Information

Option Exchange

Google has obtained a tax ruling (the “Tax Ruling”) from the Israeli Tax Authorities (“ITA”) confirming the tax treatment for the exchange of your Eligible Options for New Options and the tax treatment of your New Options, as further discussed below. Please note that if you participate in the Exchange Offer, you must sign a declaration within 60 days of the date of the Tax Ruling confirming that you understand the Tax Ruling, will abide by it and will not request to change or replace it. Google will provide you with the declaration.

Pursuant to the Tax Ruling, you will not be subject to tax upon the exchange of Eligible Options for New Options.

Terms of New Option Grant

Your New Options will be granted under the “capital gains route” of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (“Section 102”) pursuant to which the New Options and any shares acquired at exercise of the New Options will be held in trust by the trustee designated by Google for at least 24 months from the date of grant of the New Options in order to comply with the required holding period set forth in Section 102 (the “Required Holding Period”). Your Eligible Options may also have been granted under the “capital gains route” of Section 102 (“Trustee Track Options”). (Please note that you will not receive any credit for the time period your Eligible Options were held in trust prior to the exchange. In other words, the Required Holding Period will be restarted with respect to the New Options.)

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

You will not be subject to tax when you exercise your New Options.

Sale or Transfer of Shares

The tax treatment of your New Options will depend upon the classification of your Eligible Options prior to the exchange, as described below.

•	If your Eligible Options were unvested Trustee Track Options or non-trustee track options:

•

When you sell the shares acquired at exercise of your New Options or elect to have the shares transferred to you from the trustee after completion of the Required Holding Period and you have otherwise complied with the requirements of the capital gains route, you will be subject to tax at a flat rate of 25%. The taxable amount will be the difference between (i) the sale price or the fair market value of the shares when they are transferred to you, as applicable (the sale or transfer of the shares, each respectively being the “Tax Event”), and (ii) the exercise price.

•

In addition, if there is any difference between the exercise price and the average price of the underlying shares over the 30 trading days preceding the date of grant, you will be subject to ordinary income tax (at your progressive income tax rate) and social insurance contributions on such difference (which will be adjusted in accordance with the change in the Israeli CPI from the date of grant of the New Options to the date of the applicable Tax Event).

•

If you hold the New Options in trust for less than the Requisite Holding Period, you will be subject to ordinary income tax (at your progressive income tax rate) and social insurance contributions on the difference between (i) the sale price or the fair market value of the shares when they are transferred to you, as applicable, and (ii) the exercise price.

•	If your Eligible Options were vested Trustee Track Options:

•	Your tax treatment will be the same as that described above.

•	If your Eligible Options were vested non-trustee track options:

•

If you hold the New Options in trust for less than the Requisite Holding Period, you will be subject to ordinary income tax (at your progressive income tax rate) and social insurance contributions on the difference between (i) the sale price or the fair market value of the shares when they are transferred to you, as applicable, and (ii) the exercise price.

•

If you hold the New Options in trust for the Requisite Holding Period, part of the gain will be subject to tax as ordinary income and will be subject to social insurance contributions. This portion (the “Ordinary Income Portion”) would be calculated as the difference between (i) the sale price or the fair market value of the shares on the date of the transfer, as applicable, and (ii) the exercise price adjusted in accordance with the change in the Israeli CPI, multiplied by the number of days from the grant of the Eligible Options until the exchange, divided by the number of days from the grant of the Eligible Options until the date of the Tax Event. The remaining gain would be subject to tax at a flat rate of 25%.

•

In addition, if there is any difference between the exercise price and the average price of the underlying shares over the 30 trading days preceding the date of grant, you will be subject to ordinary income tax (at your progressive income tax rate) and social insurance contributions on such difference (which will be adjusted in accordance with the change in the Israeli CPI from the date of grant of the New Options to the date of the applicable Tax Event), but only if such portion is greater than the Ordinary Income Portion, as calculated above.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to tax and possibly social insurance contributions on the sale proceeds. Your tax treatment will depend upon the classification of your Eligible Options prior to the exchange, as described below.

•	If your Eligible Options were unvested Trustee Track Options or non-trustee track options:

•

When you sell the New Options after completion of the Required Holding Period and you have otherwise complied with the requirements of the capital gains route, you will be subject to tax at a flat rate of 25%.

•

Please note that the Tax Ruling did not address the tax treatment if there is any difference between the exercise price and the average price of the underlying Google shares over the 30 trading days preceding the date of grant of the New Options, and in such situation, the tax treatment may be different.

•	If your Eligible Options were vested Trustee Track Options:

•	Your tax treatment will be the same as that described above.

•	If your Eligible Options were vested non-trustee track options:

•

If you hold the New Options in trust for less than the Requisite Holding Period prior to selling the New Options, you will be subject to ordinary income tax (at your progressive income tax rate) and possibly social insurance contributions on the sale proceeds.

•

If you hold the New Options for more than the Requisite Holding Period prior to selling the New Options, part of the sale proceeds will be subject to tax as ordinary income and may be subject to social insurance contributions. This portion would be calculated by multiplying the sale proceeds by the number of days from the grant of the Eligible Options until the exchange, divided by the number of days from the grant of the Eligible Options until the date of the sale of the New Options. The remaining portion of the sale proceeds would be subject to tax at a flat rate of 25%.

•

Please note that the Tax Ruling did not address the tax treatment if there is any difference between the exercise price and the average price of the underlying Google shares over the 30 trading days preceding the date of grant of the New Options, and in such situation, the tax treatment may be different.

Exit Tax

The Tax Ruling provides that even if you cease to be a resident of Israel, you will be considered to remain an “Israeli Resident” for tax purposes with respect to any gain derived from the New Options. Please consult your personal tax advisor regarding the tax treatment of your New Options and/or shares if you cease to be a resident of Israel.

Withholding and Reporting

The trustee is required to report the grant of New Options, as well as the sale of shares (or the transfer of shares, if the shares are transferred to you prior to sale), to the ITA. The trustee is also required withhold any applicable tax and social insurance contributions when you sell the shares or sell the New Options pursuant to the Transferable Stock Option program (or when the shares are transferred to you, unless you have otherwise settled your tax liability with the ITA and the trustee has received acknowledgement thereof).

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A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

ITALY

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Italy. This discussion is based on the law in effect in Italy as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options/Sale of Shares

Due to legal restrictions in Italy, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the New Options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares1 at exercise/sale) and the exercise price less any applicable income tax and brokerage fees. You will not be subject to social insurance contributions when you exercise the New Options.

If the sale price on the date of exercise/sale is greater than the average of the share prices over the month preceding the date of exercise/sale, you will be subject to capital gains tax on the difference. If the sale price on the date of exercise/sale is less than the average of the share prices over the month preceding the date of exercise/sale, you will realize a capital loss equal to this difference. This capital loss can be carried forward and used to offset capital gains earned over the following four years.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise the New Options in a cashless exercise. If your actual tax liability is greater than the amount withheld, however, it is your responsibility to pay any additional tax due.

[1]

For Italian tax purposes, the fair market value of the shares is the average price of the shares on the official stock exchange on which Google shares are traded (i.e., The Nasdaq Global Select Market) over the month immediately preceding and including the date of exercise.

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SCHEDULE V

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

JAPAN

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Japan. This discussion is based on the law in effect in Japan as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

Although the tax treatment of the Exchange Offer is unclear under Japanese law, you likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your New Options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this Exchange Offer, the exercise of the New Options and the sale of shares.

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SCHEDULE W

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

KENYA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Kenya. This discussion is based on the law in effect in Kenya as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Kenya apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Vesting/Exercise of New Options

You will be subject to income tax on the earlier of the date your New Options vest or you exercise your New Options on the difference (or “spread”) between the fair market value of the shares on the date of vesting/exercise (as applicable) and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you likely will not be subject to capital gains tax.

Tax Withholding and Reporting

Your employer is not required to report or withhold any income tax when your New Options vest or you exercise the New Options. You are responsible for reporting and paying all applicable individual income taxes as result of your participation in the 2004 Plan.

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SCHEDULE X

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

KOREA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Korea. This discussion is based on the law in effect in Korea as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the New Options. However, your employer may be required to withhold social insurance contributions on the spread at exercise of your New Options. It is your responsibility to report and pay any taxes resulting from the Exchange Offer, the exercise of the New Options and the sale of shares. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

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SCHEDULE Y

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

MEXICO

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Mexico. This discussion is based on the law in effect in Mexico as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Mexico apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You likely will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax. The taxable amount will be the difference between the sale price and your tax basis in the shares.

Your tax basis in the shares will be the amount you paid for the shares (i.e., the exercise price), plus any brokerage fees paid to buy or sell the shares, all adjusted for inflation.

Please note that this means that you may be subject to double taxation on the spread. You should consult with your personal tax advisor regarding whether you may include the amount subject to tax at exercise (i.e., the spread) in the tax basis of your shares.

Withholding and Reporting

Your employer is not required to withhold and report tax when you exercise the New Options. You are responsible for reporting any income and paying any applicable taxes resulting from the exercise of the New Options and the sale of your shares.

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SCHEDULE Z

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NETHERLANDS

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in the Netherlands. This discussion is based on the law in effect in the Netherlands as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option Exchange

Google has obtained a tax ruling, which confirms that you will not be subject to tax as a result of the exchange of Eligible Options for the New Options (the “Dutch Tax Ruling”).

You are not eligible to participate in the Exchange Offer unless you provide written confirmation to Google that you agree to the terms of the Dutch Tax Ruling.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

If you exercise the New Options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread, subject to the applicable contribution ceiling.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to tax on the sale proceeds. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on such amount, subject to the applicable contribution ceiling.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including shares of Google common stock). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

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Sale of Shares

When you sell shares acquired at exercise of the New Options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Google as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions due when you exercise or sell the New Options. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares.

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SCHEDULE AA

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NEW ZEALAND

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in New Zealand. This discussion is based on the law in effect in New Zealand as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in New Zealand apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will not be subject to social insurance contributions or accident compensation contribution levies on the spread.

Foreign Investment Tax

You may be subject to foreign investment tax if your aggregate overseas investments exceed NZ$50,000 under the recently changed provisions of New Zealand’s foreign investment funds rules. We strongly recommend that you consult your personal tax advisor to determine whether the foreign investment tax applies to you and your shares acquired under the 2004 Plan.

Sale of Shares

When you sell any shares acquired at exercise of the New Options, you may be subject to income tax, depending on how long you hold the shares.

Under the New Zealand Income Tax Act (the “Act”), income tax is imposed on gains from the sale of shares only if the shares are purchased for the purpose of selling or otherwise disposing of them. However, the Act does not specify how long shares must be held before sale to avoid this characterization and taxation at sale. If you sell your shares immediately or shortly after exercise, the

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tax authorities are likely to deem the shares as having been purchased for the purpose of sale; any gain realized, therefore, will be subject to income tax. If, on the other hand, you hold the shares for at least a year, you may be able to assert an investment motive for acquiring the shares; if you are successful in asserting this motive, any gain realized will not be subject to income tax. There is some uncertainty as to how the gain will be measured for tax purposes, but the likely measure will be the difference between the sale price and the fair market value of the shares at exercise. Due to this uncertainty, please consult your personal tax advisor regarding the tax treatment of your shares at sale.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your New Options or sell the shares. You are responsible for reporting and paying any taxes resulting from the exercise of the New Options and the sale of your shares.

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SCHEDULE BB

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

NORWAY

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Norway. This discussion is based on the law in effect in Norway as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Norway apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax and social insurance contributions on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

For calculation purposes, you may claim an apportionment of the taxable income over the income years from the year the option is granted until the year of exercise, as opposed to calculating the taxable income as if the whole income were generated in the year of exercise, if this reduces the taxable income calculated. Claiming such apportionment may achieve more favorable taxation in the year of exercise, because the taxable income is subject to progressive income and social insurance contribution rates. Please consult with your tax advisor regarding this apportionment.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded your applicable contribution ceiling) on the sale proceeds.

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Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on the difference between the fair market value of the shares on the date of exercise and the sale price. Any loss generated by a sale of such shares will be deductible for tax purposes.

Wealth Tax

Any vested New Options held by you at year-end may be subject to wealth tax. You should provide the tax authorities with information concerning your New Options in your annual tax return even if you maintain that no wealth tax is payable. In this case, you should include an explanation in your tax return as to why your New Options should not be subject to wealth tax ( e.g., your New Options have not vested).

Shares held by you at year-end are also subject to wealth tax. The taxable amount is based on 85% of the fair market value of the shares on January 1 in the year following the relevant tax year.

Exit Tax

You may be subject to income tax and/or capital gains tax on your New Options and/or shares held at the time of emigration if you emigrate from Norway. You should consult with your personal tax advisor regarding your tax obligations if you are emigrating from Norway.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise or sell your New Options. You should also report any income from the New Options in your annual tax return. If your actual tax liability is greater than the amount withheld, however, it is your responsibility to pay any additional tax due.

It is also your responsibility to pay any taxes due from the sale of the shares.

Further, your employer will report the grant of New Options to you. If the New Options are subject to wealth tax, your employer will report the wealth tax value. If the New Options are not subject to wealth tax, your employer may provide the tax authorities with a memorandum that explains why the New Options are not subject to wealth tax, if this is the case. A copy of this memorandum may be given to you so that you can file it with your tax return.

Please note: It is very important that you report on your tax return all relevant information regarding your New Options and any capital gain on the sale of shares. If you apportion the taxable income at the time you exercise your New Options, we recommend that you provide sufficient information in the tax return to enable the tax authorities to assess your tax position. We recommend you consult with your tax advisor regarding your annual tax return and any apportionment.

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SCHEDULE CC

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

POLAND

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Poland. This discussion is based on the law in effect in Poland as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Poland apply to your specific situation.

Tax Information

Option Exchange

Although the tax treatment is uncertain, you likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Google previously received a tax ruling confirming that when you exercise your options, you will not be subject to tax, provided that newly issued shares are used to settle the option exercise. This tax treatment should apply to your New Options, although you should confirm this with your personal tax advisor.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, Google previously received tax rulings confirming that the sale proceeds will be subject to tax at a flat rate.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to income tax and the taxable amount likely will be the difference between the sale price and the exercise price.

Withholding and Reporting

Your employer is not required to withhold and report income tax when you exercise or sell your New Options. It is your responsibility to report and pay any taxes as a result of the income received from your New Options.

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SCHEDULE DD

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

PORTUGAL

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Portugal. This discussion is based on the law in effect in Portugal as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Portugal apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You likely will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to capital gains tax; provided you hold the shares for more than 12 months. If you hold the shares for 12 months or less, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares on the date of exercise.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions (if applicable) when you exercise your New Options. Your employer will report your taxable benefits resulting from the exercise of your New Options and provide you with a copy of such report. It is your responsibility to pay any taxes as a result of the exercise of your New Options or the sale of any shares.

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SCHEDULE EE

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

RUSSIA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Russia. This discussion is based on the law in effect in Russia as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Russia apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax. The taxable amount likely will be the difference (or “spread”) between the fair market value (“FMV”) of the shares on the date of exercise and the exercise price. The FMV is determined on the exercise date as the closing price for Google common stock on The Nasdaq Global Select Market,1 taking into account the 20% price fluctuation allowance of the shares on the exercise date, as set forth in Article 212 of the Russian Tax Code. If the exercise price falls within a range of 80-120% of the FMV of the shares on the exercise date, the spread will not be taxable. If the exercise price is not within the 20% permitted fluctuation of the FMV of the shares on the exercise date, the spread will be taxable at a flat rate (currently 13%).

[1]	For purposes of this summary, it is presumed that the closing price is identical to the average price for the last 10 trades on the exercise date.

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For example, if the FMV on the exercise date is $100 (which means the 20% maximum fluctuation allowance is $80-120), and the exercise price is $50, you will be subject to income tax on $30 ($80-50). If the exercise price is $85, however, you will not be subject to tax. You will not be subject to social insurance contributions on the spread.

Please note that there is a risk that the Russian tax authorities may determine that you are subject to tax on the entire spread at exercise.

If you exercise the New Options using the cashless exercise method, the tax treatment may be more complicated, so please consult with your personal tax advisor.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to tax at a flat rate on the difference between the sale price and the fair market value of the shares on the exercise date (provided that you paid taxes on the spread to the amount due).

Note, however, that you are not permitted to sell your Google shares to other Russian legal entities or residents.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your New Options. It is your responsibility to report and pay any taxes resulting from the exercise of your New Options and the sale of any shares.

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SCHEDULE FF

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SINGAPORE

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Singapore. This discussion is based on the law in effect in Singapore as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

This Exchange Offer has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Exchange Offer and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Eligible Options may not be circulated or distributed, nor may the Eligible Options be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the “Act”) or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

Tax Information

Option Exchange

You may be subject to tax as a result of the exchange of Eligible Options for the New Options because the Inland Revenue Authority of Singapore (“IRAS”) may view the tender as a taxable “release” of an existing right. In practice, however, the IRAS is likely to disregard the “release” of Eligible Options and simply to tax the New Options at exercise.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Assuming you are not taxed at the time of the Exchange Offer, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. In addition, you will be taxed on a “deemed exercise” basis if (1) you cease employment with your current employer, and (2) you are neither a Singapore citizen nor a Singapore permanent resident, or you are a Singapore permanent resident who intends to leave Singapore on a permanent basis. In this case, you will be deemed to have exercised any outstanding and unexercised New Options as of the date you cease employment and the deemed spread will be the difference

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between (a) the fair market value of the shares at the later of one month before the date you cease employment or the New Option grant date, and (b) the exercise price. If you later exercise the New Options and the actual spread is lower than the deemed spread, you may apply to the IRAS for a refund of the difference within six years of assessment after the “deemed exercise” rule is applied.

You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the New Options.

You may be eligible for a tax exemption or deferral pursuant to a special scheme for equity income on the New Options. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether the New Options may qualify for favorable tax treatment under such a scheme.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to tax unless you are in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold income tax when you exercise your New Options. However, your employer will prepare a Form IR8A each year, including any taxable benefit that you have derived pursuant to this Exchange Offer or the exercise of the New Options. Your employer will provide the Form IR8A to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax. Generally, your tax return must be filed by April 15 of the year following the year the income was received.

Please note that special rules may apply to you if you are not a Singapore citizen or a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment. Your employer is required to notify the IRAS on Form IR21 of your expected cessation of employment or departure from Singapore at least one month before you cease employment. In this case, your employer will also withhold any income payable to you, including income from the deemed exercise, for 30 days after the filing of the Form IR21, or until tax clearance is given by the IRAS, whichever is earlier. Any income tax due from you will be deducted from the amount withheld, and the balance will be paid to you. If the amount your employer has withheld is insufficient, you must make arrangements to pay the remaining income tax due.

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SCHEDULE GG

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SOUTH AFRICA

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in South Africa. This discussion is based on the law in effect in South Africa as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Africa apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you may be subject to tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. However, provided you hold the shares as capital assets, rather than as part of a profit-making scheme, which is likely the case, only 25% of the gain must be included in taxable income. In addition, the first ZAR15,000 of your annual aggregated capital gains is exempt from tax.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise the New Options. You must notify your employer of the amount of the spread at exercise immediately after exercising the New Options. Once the notification is made, your employer will obtain a directive from the South African Revenue Service (the “SARS”) as to the correct amount of tax to withhold. If you fail to advise your employer of the spread at exercise, you may be liable for a fine of up to ZAR2,000.

If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE HH

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SPAIN

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Spain. This discussion is based on the law in effect in Spain as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Spain apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax at your progressive rate on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will likely be considered compensation in-kind subject to payment on account and you will be charged with the payment on account. Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.

Notwithstanding the above, the first €12,000 of compensation in-kind recognized at exercise in a 12-month period will not be taxable provided that the following conditions are met: (1) the transferred shares are stock of your employer or another company in the employer’s group (this requirement is met); (2) the offer is carried out in compliance with the general compensation policy of the employer or the employer’s group and it contributes to the participation of the employees in the employing company (this requirement should also be met); (3) you hold the shares acquired at exercise for at least three years after exercise; and (4) you or your close relatives do not own more than 5% of Google’s capital. If you sell your shares prior to the expiration of the three-year period, the €12,000 of compensation in-kind of the spread at exercise that was exempt will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the option was exercised. Please consult your personal tax advisor to determine whether this exemption may be applicable to your circumstances.

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Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax (currently a flat 18%) on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered the exercise price plus the gross amount recognized as compensation in-kind and subject to tax at exercise.

Withholding and Reporting

Your employer is required to report the exercise of the New Options. As indicated above, the spread at exercise will be considered compensation in-kind subject to payment on account, and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold applicable social insurance contributions when you exercise your New Options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE II

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SWEDEN

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Sweden. This discussion is based on the law in effect in Sweden as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Sweden apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to tax on the difference (or “spread”) between the fair market value of shares on the date of exercise and the exercise price. Your employer will be subject to social insurance contributions on this amount.

Sale of Options

If you sell the New Options pursuant to the Transferable Stock Option program, you likely will be subject to tax on the sale proceeds. Your employer likely will be subject to social insurance contributions on this amount.

Shares

If you hold shares after exercise and realize a gain when you subsequently sell the shares, you will be subject to capital gains tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. As an alternative taxable amount, you may choose 80% of the sale proceeds provided the shares are listed on an exchange (e.g., The Nasdaq Global Select Market). Capital gains tax is assessed at a flat rate of 30%.

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If you realize a loss when you subsequently sell the shares, you will be able to deduct the loss against certain capital gains during the same year. A tax deduction corresponding to a percentage of the loss is allowed to the extent the loss cannot be offset against capital gains in the same year. The deductible amount is 30% of the portion of the loss not exceeding SEK100,000 and 21% of any remaining portion of the loss.

Withholding and Reporting

Your employer is required to report income tax when you exercise or sell the New Options. You are required to inform your employer that you have exercised or sold the New Options and to disclose the amount of taxable income by no later than then end of the month following exercise or sale, as applicable.

Additionally, when you exercise or sell the New Options, you must report the income realized as compensation income on your personal income tax return for the year of exercise or sale, as applicable. The amount you report should correspond to the amount reported by your employer on your annual salary statement. It is your responsibility to declare the sale of shares on your individual income tax return and to pay taxes due as a result of the sale.

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SCHEDULE JJ

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

SWITZERLAND

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Switzerland. This discussion is based on the law in effect in Switzerland as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Switzerland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options, although Google has submitted cantonal tax ruling requests to confirm the Exchange Offer is not a taxable event. As of the date of this Exchange Offer, favorable rulings have been received in the following cantons: Schwyz, Zug and Zurich. Please consult with Stock Administration regarding the status of the rulings in the other cantons.

Grant of New Options

You likely will not be subject to tax when the New Options are granted to you or when you vest in the New Options.

Exercise of New Options

When you exercise the New Options, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

If you move from your canton of residence before you exercise the New Options, you may be subject to an exit tax, depending on the applicable cantonal tax legislation and any applicable cantonal tax rulings. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

Wealth Tax

Shares issued to you upon exercise of the New Options will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

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Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the New Options on the annual certificate of salary (Lohnausweis) issued to you as of the end of the calendar year during which the New Options are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the New Options. In addition, you must declare your New Options, and the shares acquired at exercise, in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “ B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

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SCHEDULE KK

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TAIWAN

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Taiwan. This discussion is based on the law in effect in Taiwan as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

If you exercise the New Options to purchase shares, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social insurance contributions on the spread.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, the sale proceeds will be considered foreign-source income and therefore, will not be subject to ordinary income tax. For sales of New Options that take place after January 1, 2010, you may be required to include the sale proceeds in your basic income for purposes of calculating alternative income tax. If so, you will be subject to alternative income tax at a rate of 20% on the proceeds from the sale of New Options to the extent your total basic income, including proceeds from the sale of the New Options, exceeds the applicable threshold.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to ordinary income tax on any gain, provided the sale takes place before January 1, 2010. After January 1, 2010, such gain may be subject to alternative minimum tax.

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Withholding and Reporting

Your employer is not required to withhold income tax when you exercise or sell the New Options. However, your employer is required to report your name, address, ID number and the taxable amount of the spread and to file a non-withholding statement with the tax authorities when you exercise the New Options. A copy of the non-withholding statement will be issued to you. You are responsible for reporting and paying any tax resulting from the exercise or sale of the New Options and the sale of shares. You must file your annual tax return during the month of May of the year following the year in which the taxable event occurred.

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SCHEDULE LL

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TURKEY

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in Turkey. This discussion is based on the law in effect in Turkey as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Turkey apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Although the tax treatment of options in Turkey is uncertain, when you exercise your New Options, you likely will not be subject to income tax or social insurance contributions.

Sale of New Options

If you sell your New Options pursuant to the Transferable Stock Option program, you likely will be subject to capital gains tax on the sale proceeds. You will not be subject to any social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you likely will be subject to capital gains tax on the difference between the sale price and the exercise price. You will not be subject to any social insurance contributions.

Withholding and Reporting

Your employer is not required to report or withhold any income tax or social insurance contributions when you exercise or sell your New Options. It is your responsibility to report any income and pay any taxes resulting from the New Options or the sale of the shares in your annual income tax return.

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SCHEDULE MM

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED ARAB EMIRATES

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in the United Arab Emirates. This discussion is based on the law in effect in the United Arab Emirates as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Arab Emirates apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you, as there is currently no personal income tax imposed in the United Arab Emirates.

Exercise of New Options

When you exercise the New Options, you will not be subject to income tax, as there is currently no personal income tax imposed in the United Arab Emirates.

Sale of Shares

When you sell the shares acquired upon the exercise of the New Options, you will not be required to pay any tax on any gain from the sale of your shares because there is currently no personal income tax imposed in the United Arab Emirates.

Withholding and Reporting

Your employer is not required to withhold or report with respect to the grant of your New Options because there is no personal income tax currently imposed in the United Arab Emirates.

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SCHEDULE NN

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a discussion of the material tax consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer for Eligible Optionholders subject to tax in the United Kingdom. This discussion is based on the law in effect in the United Kingdom as of January 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and employee national insurance contributions (“NICs”) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Pursuant to a joint election between you and your employer, you will also be liable for paying the employer’s portions of NICs on the spread when you exercise the New Options. Your employer will calculate the income tax and NICs due by way of withholding on exercise of the New Options and account for these amounts to HM Revenue and Customs (“HMRC”) on your behalf. If, for any reason, your employer is unable to withhold the applicable income tax and NICs under the Pay As You Earn (“PAYE”) system or by any other method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the New Options. If you fail to pay this amount to the employer within that time limit, the amount of any uncollected tax due from you will constitute a loan owed by you to your employer bearing interest at the then-current HMRC official rate.

Sale of New Options

If you sell the New Options pursuant to the Transferable Stock Option program, you will be subject to tax and employee and employer NICs on the sale proceeds.

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As described above, your employer will calculate the income tax and employee and employer NICs due on the proceeds from the sale of the New Option and will account for these amounts to HMRC on your behalf. You are required to reimburse the employer for these amounts. The employer will withhold income tax and employee and employer NICs when the New Option is sold under the PAYE system or by any other method permitted in the applicable stock option agreement.

If, for any reason, your employer is unable to withhold the applicable income tax and NICs under the PAYE system or by any other method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of sale of the New Options. If you fail to pay this amount to the employer within that time limit, the amount of any uncollected tax due from you will constitute a loan owed by you to your employer bearing interest at the then-current HMRC official rate.

There may be a limited risk that the transfer/sale of the Option could be subject to double taxation, both as compensation income and capital gain. We encourage you to consult with your personal tax advisor.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished and any capital gain is subject to tax at a flat rate of 18%. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £9,600). Furthermore, if you acquire other shares in Google, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and NICs when you exercise or sell your New Options, as described above. On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the New Options, the exercise or sale of the New Options, other related income and any tax withheld. You are responsible for reporting the exercise or sale of the New Options and for reporting and paying any tax resulting from the sale of shares.

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SCHEDULE OO

SELECTED SUMMARIZED FINANCIAL INFORMATION

(Derived from the historical consolidated financial statements of Google)

	Year Ended December 31,		Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
	2006	2007
			(unaudited)
	(in thousands, except per share data)
Consolidated Statements of Income Data:
Revenues	$10,604,917	$16,593,986	$5,541,391	$16,094,646
Total costs and expenses	7,054,921	11,509,586	3,893,826	11,322,882

Income from operations	3,549,996	5,084,400	1,647,565	4,771,764
Interest income and other, net	461,044	589,580	21,217	246,485

Income before income taxes	4,011,040	5,673,980	1,668,782	5,018,249
Provision for income taxes	933,594	1,470,260	378,844	1,173,833

Net income	$3,077,446	$4,203,720	$1,289,938	$3,844,416

Income from continuing operations per share of Class A and Class B common stock
Basic	$11.78	$16.36	$5.24	$15.21

Diluted	$11.47	$16.08	$5.18	$15.02

Net income per share of Class A and Class B common stock
Basic	$10.21	$13.53	$4.10	$12.25

Diluted	$9.94	$13.29	$4.06	$12.10

	Year Ended December 31,		As of September 30, 2008
	2006	2007
			(unaudited)
	(in thousands, except per share data)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$11,243,914	$14,218,613	$14,412,609
Total current assets	13,039,847	17,289,138	17,962,851
Total non-current assets	5,433,504	8,046,668	12,844,123
Total current liabilities	1,304,587	2,035,602	2,224,277
Total non-current liabilities	128,924	610,525	1,107,835
Total stockholders’ equity	17,039,840	22,689,679	27,474,862

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